                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    MATTSON TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                    MATTSON TECHNOLOGY, INC.
                                       3550 WEST WARREN AVENUE
                                      FREMONT, CALIFORNIA 94538
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2) of
     Schedule 14A.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (4) Date Filed:
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
                                PRELIMINARY COPY

                                     [LOGO]

                            3550 WEST WARREN AVENUE
                           FREMONT, CALIFORNIA 94538

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 24, 1997

                            ------------------------

    The Annual Meeting of Shareholders of Mattson Technology, Inc. (the "Company") will be held at the Newark Hilton, 39900 Balentine Drive, Newark, California 94560 on July 24, 1997, at 9:30 a.m. for the following purposes:

    1. To elect five (5) directors of the Company to serve until their respective successors are elected and qualified.

    2. To approve an amendment and restatement of the Company's 1989 Stock Option Plan with an increase in the number of shares reserved for issuance thereunder by 300,000 shares.

    3. To approve an increase in the number of shares reserved for issuance under the Company's 1994 Employee Stock Purchase Plan by 400,000 shares.

    4. To approve the reincorporation of the Company in the State of Delaware and other related changes to the rights of shareholders.

    5. To ratify the selection of Price Waterhouse LLP as independent accountants for the fiscal year ending December 31, 1997.

    6. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

    Only shareholders of record at the close of business on June 16, 1997 will be entitled to vote at the meeting. Each of these shareholders is cordially invited to be present and vote at the meeting in person.

                                          By Order of the Board of Directors,
                                          Richard S. Mora, SECRETARY

Fremont, California
June 23, 1997

 YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY IN THE RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                PRELIMINARY COPY

                            MATTSON TECHNOLOGY, INC.

                             3550 WEST WARREN AVE.
                           FREMONT, CALIFORNIA 94538

                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 24, 1997

                            ------------------------

                              GENERAL INFORMATION

    Your proxy in the enclosed form is solicited by the directors of Mattson Technology, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on July 24, 1997 (the "Meeting") for the purposes set forth in the accompanying notice and at any adjournment or postponement of that meeting. The date of this Proxy statement is June 23, 1997, the approximate date on which this Proxy Statement and accompanying form of proxy were first sent or given to shareholders.

    The shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted in accordance with the recommendations of the Board of Directors for each proposal. A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and votes in person.

    Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others (the "Record Holders") to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by one or more of telephone, telegram, facsimile, or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. The Company reserves the right, if deemed desirable or necessary, to retain a proxy solicitation firm to deliver soliciting materials to Record Holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. The costs of these services, exclusive of out-of-pocket costs, is not expected to exceed $6,000. Except as described above, the Company does not intend to solicit proxies other than by mail.

                      SHARES OUTSTANDING AND VOTING RIGHTS

    Only holders of shares of Common Stock of record as of the close of business on June 16, 1997 are entitled to vote at the meeting. On this record date there
were issued and outstanding          shares of Common Stock. Each share of
Common Stock is entitled to one vote on all matters to be voted upon, except that shareholders have cumulative voting rights in the election of directors. Under the cumulative voting method, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one candidate or distribute the total number of votes in any proportion among as many candidates as the shareholder desires. A shareholder may not cumulate his or her votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and unless a shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate his or her votes. If any shareholder gives such notice, all shareholders may then cumulate their votes. Management is hereby soliciting discretionary authenticity to cumulate votes represented by proxies if cumulative voting is invoked.

    The presence, in person or by proxy duly authorized, of the holders of a majority of the voting shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting and any continuation or adjournment thereof. Broker non-votes (i.e. shares held by broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular purpose) will be counted in determining whether a quorum is present at the Annual Meeting. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at the Annual Meeting. Any shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger portion of votes. The other proposals submitted to the shareholders in the enclosed proxy must be approved by the vote of the holders of a majority of the votes of the shares of the Company represented in person or by proxy and entitled to vote at the Annual Meeting except for the proposal to approve the reincorporation of the Company in the State of Delaware which requires the approval of a majority of the voting power of all shares of the Company entitled to vote at the Annual Meeting. In determining whether such proposals have been approved, abstentions and broker non-votes are not counted as votes for or against the proposal; except that for the proposal to approve the reincorporation of the Company in the State of Delaware, abstentions and broker non-votes will have the same effect as a negative vote.

    Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Annual Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Annual Meeting, or (iii) attendance at the Annual Meeting and voting in person.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 30, 1997 by (i) each director, director nominee, and executive officer of the Company named in the Summary Compensation Table; (ii) all current executive officers and directors of the Company as a group; and (iii) all persons known by the Company to own beneficially 5% or more of the outstanding shares or voting power of the Company's voting securities. The table is based upon information supplied by directors, officers and principal shareholders. Unless otherwise indicated, each of the listed persons has sole voting and sole investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                     SHARES
                                                                  BENEFICIALLY
BENEFICIAL OWNER(1)                                                   OWNED         PERCENTAGE
--------------------------------------------------------------  -----------------  -------------
Brad Mattson..................................................       3,361,421(2)         23.0%

Ralph S. Martin...............................................         267,980(3)          1.8%

Stephen J. Ciesinski..........................................          65,203(4)        *

Richard S. Mora...............................................          60,122(5)        *

John C. Savage................................................          19,791(6)        *

Kenneth G. Smith..............................................          16,875(7)        *

Yasuhiko Morita...............................................          16,457(8)        *

Shigeru Nakayama..............................................               0           *

All directors and executive officers as a group (8 persons)...       3,807,849(9)         26.1%

------------------------

 *  Less than 1%

(1) Except as set forth herein the address of the directors and executive officers set forth in the table is 3550 West Warren Ave., Fremont, California 94538.

(2) Includes 294,833 shares subject to options exercisable within 60 days of April 30, 1997.

(3) Includes 149,498 shares subject to options exercisable within 60 days of April 30, 1997.

(4) Includes 33,562 shares subject to options exercisable within 60 days of April 30, 1997.

(5) Includes 52,583 shares subject to options exercisable within 60 days of April 30, 1997.

(6) Includes 19,791 shares subject to options exercisable within 60 days of April 30, 1997.

(7) Includes 16,875 shares subject to options exercisable within 60 days of April 30, 1997.

(8) Includes 15,103 shares subject to options exercisable within 60 days of April 30, 1997.

(9) Includes 582,245 shares subject to options exercisable within 60 days of April 30, 1997.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    A Board of five directors is to be elected at the 1997 Annual Meeting. Each nominee is elected to hold office until the next annual meeting of the shareholders at which time his term of office expires, and until his successor is elected and qualified, unless he resigns or his seat on the Board becomes vacant due to his death, removal or other cause in accordance with the Bylaws of the Company. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as management may recommend in the place of such nominee. THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR THE FIVE NOMINEES LISTED BELOW.

    Yasuhiko Morita resigned from his position as director of the Company in February 1996 and Shigeru Nakayama was appointed a director by the Board of Directors in March 1996 to fill the vacancy created by Mr. Morita's departure. See "EXECUTIVE COMPENSATION AND OTHER MATTERS--Certain Relationships and Related Transactions."

    If the reincorporation of the Company in Delaware is approved, the nominees named below will serve as the directors of the Delaware Company (as defined below). The Certificate of Incorporation of the Delaware Company provides for a classified Board of Directors. Effective upon the date when the Agreement and Plan of Merger between the Company and the Delaware Company is made effective in accordance with applicable law (the "Reincorporation Effective Date"), Brad Mattson will serve as Class I director, with a term expiring at the Annual Meeting of Shareholders to be held in 1998, John C. Savage and Kenneth G. Smith will serve as Class II directors, with terms expiring at the Annual Meeting of Shareholders to be held in 1999 and Stephen J. Ciesinski and Shigeru Nakayama will serve as Class III directors, with terms expiring at the Annual Meeting of Shareholders to be held in 2000. Thereafter, each class of directors shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders. See Proposal Four, "REINCORPORATION IN THE STATE OF DELAWARE AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS." A vote in favor of the Reincorporation will constitute approval of the terms of office of such directors upon the Reincorporation.

NAME                                                   AGE                POSITION WITH COMPANY            DIRECTOR SINCE
-------------------------------------------------      ---      -----------------------------------------  ---------------
Brad Mattson.....................................          42   Director and Chief Executive Officer               1988

John C. Savage...................................          49   Director                                           1992

Kenneth G. Smith.................................          48   Director                                           1994

Stephen J. Ciesinski.............................          48   Director                                           1989

Shigeru Nakayama.................................          61   Director                                           1996

    Brad Mattson, age 42, founded the Company in November 1988 and has served as the Chief Executive Officer and a Director since the Company's inception and until January 1997 had served as President. Mr. Mattson was the founder of Novellus Systems, Inc. ("Novellus"), a semiconductor equipment company, and formerly served as its President, Chief Executive Officer and Chairman. He has held previous executive positions at Applied Materials, Inc. ("Applied Materials") a semiconductor equipment company, and LFE Corporation, a semiconductor equipment company.

    John C. Savage, age 49, joined the Company's Board of Directors in October 1992. Since 1990, Mr. Savage has been Managing Partner at Glenwood Capital Partners, a venture buyout partnership, and since 1995 has been a general partner in Redwood Partners, a successor venture buyout firm. From 1981 to 1990, he was a general partner of Weiss, Peck & Greer Venture Partners, L.P., a venture capital partnership, and of several other partnerships affiliated with Weiss, Peck & Greer. He is a director of FileNet Corporation, a document imaging processing company, of ELXSI Corporation, a diversified conglomerate, and OrCAD Inc., an electronic design automation software company. Mr. Savage is a member of the Audit and Compensation Committees of the Board of Directors.

    Kenneth G. Smith, age 48, joined the Company's Board of Directors in August 1994. Since 1996, Mr. Smith has been President and Chief Operating Officer of Wafer Tech, a semiconductor manufacturer. From 1987 to 1996, Mr. Smith has held various positions at Micron Semiconductor, Inc. ("Micron"), a semiconductor manufacturer. From 1992 to 1996, he was Vice President of Operations and from 1989 to 1992 he was a Fab Manager. Mr. Smith is a member of the Audit Committee of the Board of Directors.

    Stephen J. Ciesinski, age 48, joined the Company's Board of Directors in March 1989. Mr. Ciesinski has been a Director and the President and Chief Executive Officer of Resumix, Inc., a software company, since 1993. From 1983 to 1993 he held various positions at Octel Communications Corporation, a software and communications company, the most recent of which was Executive Vice President, Operations. Mr. Ciesinski is a member of the Audit and Compensation Committees of the Board of Directors.

    Shigeru Nakayama, age 61, joined the Company's Board of Directors in March 1996. Mr. Nakayama is currently a business consultant to Semiconductor Equipments and Materials International ("SEMI"), an international association of semiconductor equipment manufacturers and materials suppliers. Mr. Nakayama was the President of SEMI Japan, a corporation under SEMI, from 1984 to 1994. From 1970 to 1984, he held various positions at Tokyo Electron Limited, a semiconductor equipment company in Japan.

BOARD MEETINGS AND COMMITTEES

    During the fiscal year ended December 31, 1996 ("Fiscal 1996"), the Board of Directors held five meetings. Each director attended at least 75% of the meetings of the Board and of the Committees on which he served during Fiscal 1996 which occurred on or after the initiation of his term as a director.

    During Fiscal 1996 the Board of Directors of the Company had an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee or a committee that performs equivalent functions of a Nominating Committee.

    The Audit Committee oversees the Company's accounting and financial reporting policies and internal controls, reviews annual audit reports and management letters and makes recommendations to the Board of Directors regarding appointment of independent auditors. During Fiscal 1996, the Audit Committee consisted of Messrs. Ciesinski, Smith and Savage. The Audit Committee held four meetings during Fiscal 1996.

    The principal functions of the Compensation Committee are to recommend to the Board the compensation of directors and officers of the Company, to oversee the administration of the Company's stock option plans and to perform such other duties regarding compensation for employees and consultants as the Board may delegate from time to time. See also "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION." During Fiscal 1996, the Compensation Committee consisted of Messrs. Ciesinski and Savage. The Compensation Committee held six meetings during Fiscal 1996.

COMPENSATION OF DIRECTORS

    The Company reimburses each of its outside directors for out-of-pocket expenses associated with attending meetings of the Board of Directors of the Company, but otherwise does not provide any cash compensation to outside directors for their services as such.

    The Company has proposed the amendment and restatement of the Company's 1989 Stock Option Plan (the "1989 Plan") to include a provision for the automatic grant of options to the Company's nonemployee directors. Subject to approval by the Company's shareholders, Messrs. Ciesinski, Savage and

Smith will be granted options to purchase 11,500, 10,500 and 13,125 shares, respectively, as of July 24, 1997 (the "Effective Date"). Mr. Nakayama will not receive an option grant in connection with the amendment and restatement of the 1989 Plan. Nonemployee directors elected or appointed after the Effective Date each will be granted an option to purchase 12,500 shares on the date of appointment or election. In addition, each nonemployee director (including Messrs. Ciesinski, Savage, Smith and Nakayama) will thereafter be granted an option to purchase 5,000 shares on the date immediately after each annual meeting of shareholders occurring after the Effective Date following which he remains a nonemployee director of the Company, as long as such director has continuously served on the Board for six months as of the date of such annual meeting. However, the annual grant under the amended and restated 1989 Plan to Mr. Nakayama in 1998, if any, will be an option for 3,855 shares. See Proposal Two, "AMENDMENT AND RESTATEMENT OF THE 1989 STOCK OPTION PLAN."

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

    The affirmative vote of a majority of the votes present or represented by proxy and entitled to a vote at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, is required for approval of this proposal. Abstentions and broker nonvotes will each be counted present for purposes of determining the presence of a quorum, but will not be counted as having been voted on this proposal.

    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

                             ADDITIONAL INFORMATION

EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the Company's executive officers who are not directors of the Company:

NAME                                             AGE                       POSITION
-------------------------------------------      ---      -------------------------------------------
Ralph S. Martin............................          41   President and Chief Operating Officer

Richard S. Mora............................          50   Vice President, Finance, Chief Financial
                                                            Officer & Secretary

Yasuhiko Morita............................          55   President, Mattson Technology Center, K.K.

    Ralph S. Martin joined the Company in January 1989 as Vice President, Engineering and Secretary. In October 1992, Mr. Martin became Executive Vice President, Corporate Development, in February 1995, Mr. Martin became Executive Vice President and Chief Operating Officer and in January 1997, Mr. Martin became President. Previously, he held various technical positions at Novellus, GCA Corporation, a semiconductor equipment company, the Massachusetts Institute of Technology and LFE Corporation.

    Richard S. Mora joined the Company as Vice President of Finance, Chief Financial Officer and Secretary in August 1994. From September 1988 until joining the Company, Mr. Mora served as Vice President of Finance of Actel Corporation, a semiconductor manufacturer. Previously, he served as Vice President of Finance of HHB Systems, a manufacturer of computer-aided engineering software and as Controller and Vice President of Finance of Cygnet Technologies, a telecommunications company.

    Yasuhiko Morita was appointed President of the Company's majority-owned subsidiary in Japan, Mattson Technology Center, K.K., in February 1996. Mr. Morita served on the Company's Board of Directors from July 1994 through February 1996. Mr. Morita had been with Marubeni Hytech Corporation ("Marubeni") since 1967 serving as its Executive Vice President and as a Director from 1988 through 1995.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and the next three highest compensated executive officers of the Company whose total salary and bonus for the fiscal year ended December 31, 1996, 1995 and 1994 exceeded 100,000 during such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM
                                                                              ANNUAL COMPENSATION       COMPENSATION
                                                                                                     ------------------
                                                                             ----------------------       OPTIONS
NAME AND PRINCIPAL FUNCTION                                         YEAR     SALARY($)   BONUS($)        GRANTED(#)
----------------------------------------------------------------  ---------  ---------  -----------  ------------------
Brad Mattson ...................................................       1996    317,308           0          100,000
  President and Chief Executive Officer                                1995    203,221           0                0
                                                                       1994    146,464           0          124,000

Ralph S. Martin ................................................       1996    187,922           0          125,000
  President and Chief Operating Officer                                1995    153,512           0                0
                                                                       1994    117,428           0          142,000

Richard S. Mora ................................................       1996    142,595           0                0
  Vice President Finance, Chief Financial Officer & Secretary          1995    126,544           0                0
                                                                       1994     50,077      36,000          120,000

Yasuhiko Morita(1) .............................................       1996    179,931      14,000           25,000
  President, Mattson Technology Center, K.K.                           1995          0           0                0
                                                                       1994          0           0           25,000

------------------------

(1) Mr. Morita was appointed President of Mattson Technology Center, K.K. in February 1996. The amounts shown as being paid to Mr. Morita in Fiscal 1995 and 1994 represent payment to him while he acted as a director of the Company for services in that capacity.

STOCK OPTIONS GRANTED DURING FISCAL 1996

    The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended December 31, 1996, to the persons named in the Summary Compensation Table.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS IN FISCAL 1996                POTENTIAL REALIZABLE
                            --------------------------------------------------------  VALUE AT ASSUMED ANNUAL
                             NUMBER OF                                                  RATES OF STOCK PRICE
                            SECURITIES      % OF TOTAL      EXERCISE OR               APPRECIATION FOR OPTION
                            UNDERLYING    OPTIONS GRANTED      BASE                           TERM(3)
                              OPTIONS     TO EMPLOYEES IN    PRICE(2)    EXPIRATION   ------------------------
NAME                        GRANTED(1)      FISCAL YEAR       ($/SH)        DATE        5%($)        10%($)
--------------------------  -----------  -----------------  -----------  -----------  ----------  ------------
Brad Mattson..............     100,000             8.1%      $   10.50     02/28/06   $  660,000  $  1,673,000

Ralph S. Martin...........      25,000             2.0%      $   10.50     02/28/06   $  165,000  $    418,250
                               100,000             8.1%      $    8.75     11/21/06   $  375,000  $  1,220,000

Richard S. Mora...........      --              --              --           --           --           --

Yasuhiko Morita...........      25,000             2.0%      $   10.50     02/28/06   $  165,000  $    418,250

------------------------

(1) Options granted in Fiscal 1996 under the Company's 1989 Stock Option Plan generally vest one-quarter of the number of shares granted one year after commencement of employment or grant and continue to vest thereafter monthly over a period of three years, conditioned upon continued employment with the Company. Under the Option Plan, the Board retains discretion to modify the terms, including the price of outstanding options.

(2) All options were granted at fair market value on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, overall market conditions and the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased at $10.50 in fiscal 1996 would yield profits of approximately $6.60 per share at 5% appreciation over ten years, or approximately $16.73 per share at 10% appreciation over the same period. One share purchased at $8.75 per share in Fiscal 1996 would yield profits of approximately $3.75 per share at 5% appreciation over ten years, or approximately $12.20 per share at 10% appreciation over the same period.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning the option exercises during the fiscal year ended December 31, 1996 by the persons named in the Summary Compensation Table and the Fiscal 1996 year-end option values.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                 VALUE OF UNEXERCISED
                                                          NUMBER OF SECURITIES UNDERLYING        IN-THE-MONEY OPTIONS
                                                          UNEXERCISED OPTIONS AT FY-END(#)         AT FY-END($)(1)
                       SHARES ACQUIRED       VALUE        --------------------------------  ------------------------------
NAME                   ON EXERCISE(#)     REALIZED($)     EXERCISABLE(1)(2) UNEXERCISABLE(3) EXERCISABLE(2) UNEXERCISABLE(4)
---------------------  ---------------  ----------------  ---------------  ---------------  -------------  ---------------
Brad Mattson.........       100,000           753,000          257,333          146,667        2,194,451        208,669

Ralph S. Martin......         9,750            86,238          126,061          181,189        1,101,743        445,732

Richard S. Mora......             0                 0           40,083           54,917          240,290        317,211

Yasuhiko Morita......         6,250            81,250            4,166           33,334           31,245         62,505

------------------------

(1) Options granted in Fiscal 1996 under the Company's 1989 Plan generally vest one-quarter of the number of shares granted one year after commencement of employment or grant and continue to vest thereafter monthly over a period of three years, conditioned upon continued employment with the Company. Under the 1989 Plan, the Board retains discretion to modify the terms including the price of outstanding options.

(2) Represents shares which are immediately exercisable and/or vested. Based on the closing price of $9.50, as reported on the Nasdaq National Market, on December 31, 1996, less the exercise price.

(3) Represents shares which are unvested and not immediately exercisable.

(4) Based on the closing price of $9.50, as reported on the Nasdaq National Market, on December 31, 1996, less the exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During Fiscal 1996, the Company purchased RF generators from R.F. Services, Inc. in the amount of $991,000. Brad Mattson owns a majority of the outstanding shares of R.F. Services, Inc. and serves as a director of that corporation. Each purchase was determined based on arm's length negotiations and the Company believes the terms of these purchases were no less favorable than could have been obtained from third party suppliers.

    In November 1990, the Company appointed Marubeni as its exclusive distributor of the Aspen Strip system to customers located in Japan for installation and use in Japan. Marubeni has a right of first refusal with respect to the distribution of other systems offered by the Company in Japan. The initial term of the Japanese distribution agreement was three years, which automatically renews for successive periods of one year unless terminated by either party. Upon termination of the Japanese distribution agreement, the Company is obligated to repurchase the inventory from Marubeni, up to a maximum purchase price of $1,000,000. Mr. Morita, a former director of the Company, was a Vice President of Marubeni prior to January 1996. In January and February 1996, Mr. Morita left Marubeni and the Company's board of directors, respectively, to accept a position with the Company's recently-formed Japanese subsidiary, Mattson Technology Center, K.K. ("Mattson K.K."). As of December 31, 1996, Marubeni owned approximately 4% of the Company's outstanding Common Stock and a minority interest in Mattson K.K. Sales of the Company's systems through Marubeni during Fiscal 1996 were approximately $22.8 million or approximately 31% of the Company's total net sales.

CHANGES TO BENEFIT PLANS

    1989 PLAN. The Company has proposed the amendment and restatement of the Company's 1989 Plan which includes an increase in the maximum aggregate number of shares of the Company's Common Stock issuable under the 1989 Plan by 300,000 shares from 4,000,000 shares to 4,300,000 shares.

    The proposed amended and restated 1989 Plan includes a provision for the automatic grant of options to the Company's nonemployee directors. Subject to approval by the Company's shareholders of the amended and restated 1989 Plan, Messrs. Ciesinski, Savage and Smith will be granted options to purchase 11,500, 10,500 and 13,125 shares, respectively, as of July 24, 1997 (the "Effective Date"). Mr. Nakayama will not receive an option grant in connection with the amendment and restatement of the 1989 Plan. Nonemployee directors elected or appointed after the Effective Date will be granted an option to purchase 12,500 shares on the date of appointment or election. In addition, each nonemployee director (including Messrs. Ciesinski, Savage, Smith and Nakayama) will thereafter be granted an option to purchase 5,000 shares on the date immediately after each annual meeting of shareholders occurring after the Effective Date following which he remains a nonemployee director of the Company, as long as such director has continuously served on the Board for six months as of the date of such annual meeting. However, the annual grant under the amended and restated 1989 Plan to Mr. Nakayama in 1998, if any, will be an option for 3,855 shares. See Proposal Two, "AMENDMENT AND RESTATEMENT OF THE 1989 STOCK OPTION PLAN."

    PURCHASE PLAN. The Company also has proposed the approval of an increase in the number of shares reserved for issuance under the Company's 1994 Employee Stock Purchase Plan (the "Purchase Plan") by 400,000 shares from 600,000 shares to 1,000,000 shares. See Proposal Three, "APPROVAL OF INCREASE IN SHARES RESERVED FOR ISSUANCE UNDER 1994 EMPLOYEE STOCK PURCHASE PLAN." Purchases of stock under the Purchase Plan are made at the discretion of participants. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan.

                        COMPARISON OF SHAREHOLDER RETURN

    Set forth below is a line graph comparing the annual percentage change in the cumulative total return of the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Index--US and the Nasdaq Electronic Components Index for the period commencing September 27, 1994, the date immediately prior to the date of the Company's initial public offering, and ending December 31, 1996.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DOLLARS
                    MATTSON TECHNOLOGY, INC.        NASDAQ STOCK MARKET-- US             NASDAQ ELECTRONIC COMPONENTS
9/27/94                                $ 100                           $ 100                                    $ 100
12/94                                    160                             100                                      104
12/95                                    250                             141                                      172
12/96                                    158                             174                                      298

                                                                               9/27/94     12/30/94     12/29/95     12/31/96
                                                                             -----------  -----------  -----------  -----------
Mattson Technology, Inc....................................................         100          160          250          158
Nasdaq Stock Market Index--US..............................................         100          100          141          174
Nasdaq Electronic Components Index.........................................         100          104          172          298

------------------------

    Assumes that $100.00 was invested in the Company's Common Stock at the initial price to the public and in each index at market closing prices on September 27, 1994, and that all dividends were reinvested. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") recommends to the Company's Board of Directors compensation of Company directors and officers and oversees the administration of the Company's employee stock option plans.

COMPENSATION PHILOSOPHY

    In structuring the Company's compensation programs, the Committee's goals are to align compensation with the Company's business objectives and performance and to enable it to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. The Committee also seeks to link executive compensation with the creation of long-term shareholder value. Consistent with these goals, the Company's compensation programs include a mix of salary, bonus and stock options. In particular, stock options are used to link executive incentives and the creation of shareholder value.

    In addressing compensation issues, the Committee is influenced by several factors which arise from the Company's current position and industry. The Company competes against many companies which are substantially larger than the Company and sells primarily to very large customers. The Company must be in a position to attract and maintain a management team with sufficient experience and credibility with customers to compete. Moreover, as the Company's goal is to return to the aggressive growth which it experienced prior to the most recent industry slowdown, the Company must have a management team which has the ability to address such growth and successfully manage a much larger business. The Company also is involved in a highly cyclical industry which, as has happened recently, can experience significant slowdowns and declines in financial performance and stock price which are not related to the performance of management.

    BASE SALARY. The Committee reviews annually each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Consistent with the competitive factors relative to competing against much larger companies described above, the Committee believes current executive salaries are in the appropriate range as compared to the salaries offered by competitive companies.

    BONUS. The Company's bonus plan provides for bonuses to be awarded to key employees based on specific goals achieved by the Company and the level of contribution to achievement of the goals by the key employees. The bonus plan is designed such that bonuses when combined with salaries create total compensation which is competitive with other companies against which the Company competes in hiring and retaining key employees. Bonus awards depend on the extent to which Company and individual performance objectives are achieved. The Company's performance objectives include operating, strategic and financial goals considered critical to the Company's short and long term goals. Given the Company's financial performance during fiscal 1996, as of December 31, 1996 no bonuses were awarded to officers for that fiscal year.

    OPTIONS. The purpose of the Company's 1989 Plan is to provide employees of the Company with an opportunity to share, along with shareholders of the Company, in the long-term performance of the Company. The Committee makes periodic grants of stock options to eligible employees, generally upon commencement of employment or following a significant change in job responsibilities. Stock options generally vest over a four year period and expire ten years from the date of grant. The exercise price of options is generally 100% of fair market value of the underlying stock on the date of grant. In awarding stock options, the Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be awarded.

    Section 162(m) of the Internal Revenue Code (the "Code") imposes limitations on the deductibility for federal income tax purposes of compensation over $1 million paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee believes that at the present time it is quite unlikely that the compensation paid to any executive officer in a taxable year which is subject to the deduction limit will exceed $1 million. In addition, under the proposed amendment and restatement of the 1989 Plan, no employee may receive in any fiscal year options to purchase in excess of 500,000 shares. However, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its executive officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any fiscal Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Committee uses the same procedures described above in setting the annual salary, bonus and stock option awards for the Chief Executive Officer ("CEO"). The CEO's salary is determined based on comparisons with competitive companies as described above. In awarding stock options, the Committee considers the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted. The Committee believes that the CEO's salary, bonus and options are in the appropriate range as compared to the compensation arrangements offered to CEOs of competitive companies.

CONCLUSION

    As a significant portion of the Company's compensation program is linked to Company performance, the Committee believes that compensation is closely tied to increases in long-term shareholder value.

June 23, 1997

                                          COMPENSATION COMMITTEE

                                          Stephen J. Ciesinski

                                          John C. Savage

                                  PROPOSAL TWO
                        AMENDMENT AND RESTATEMENT OF THE
                             1989 STOCK OPTION PLAN

GENERAL

    THE COMPANY'S 1989 STOCK OPTION PLAN (THE "1989 PLAN") BECAME EFFECTIVE ON SEPTEMBER 29, 1989 AND WAS RESTATED IN AUGUST 1994. THE COMPANY OBTAINED SHAREHOLDER APPROVAL OF THE RESTATED 1989 PLAN IN AUGUST 1994. A RESERVE OF 2,400,000 SHARES OF THE COMPANY'S COMMON STOCK WAS ORIGINALLY ESTABLISHED FOR ISSUANCE UNDER THE RESTATED 1989 PLAN. IN MARCH 1995, THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1989 PLAN WAS INCREASED TO 3,000,000 BY THE BOARD OF DIRECTORS AND APPROVED BY THE COMPANY'S SHAREHOLDERS IN MAY 1995. IN MARCH 1996, THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1989 PLAN WAS INCREASED TO 4,000,000 BY THE BOARD OF DIRECTORS AND APPROVED BY THE COMPANY'S SHAREHOLDERS IN MAY 1996. IN APRIL 1997, SUBJECT TO SHAREHOLDER APPROVAL, THE BOARD AMENDED AND RESTATED THE 1989 PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE TO 4,300,000 AND TO INCORPORATE OTHER CHANGES DESCRIBED BELOW (THE "OPTION PLAN").

    AT THE ANNUAL MEETING, THE SHAREHOLDERS ARE BEING REQUESTED TO RATIFY THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1989 PLAN IN THE FORM OF THE OPTION PLAN DESCRIBED BELOW, INCLUDING AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED UNDER THE OPTION PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK PRESENT, OR REPRESENTED AND ENTITLED TO VOTE AT THE MEETING, WILL BE REQUIRED TO RATIFY THE SHARE RESERVE INCREASE. THE BOARD OF DIRECTORS BELIEVES THAT THE INCREASE UNDER THE OPTION PLAN IS NECESSARY TO ENABLE THE COMPANY TO PROVIDE MEANINGFUL EQUITY INCENTIVES TO ATTRACT, MOTIVATE AND RETAIN EMPLOYEES AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THIS INCREASE.

DESCRIPTION OF PLAN

    The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

    GENERAL. The Option Plan provides for the discretionary grant of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonstatutory stock options. In addition, the Option Plan also provides for the automatic grant of nonstatutory stock options to nonemployee directors of the Company ("Nonemployee Director Options").

    SHARES SUBJECT TO PLAN. The shareholders have previously authorized the reservation of an aggregate of 4,000,000 shares of the Company's Common Stock for issuance upon the exercise of options granted under the 1989 Plan. As of May
30, 1997, a total of          shares were subject to outstanding options granted
under the 1989 Plan,          shares were available for future grant under the
1989 Plan and options to purchase           shares of Common Stock granted under
the 1989 Plan had been exercised. As restated, the maximum number of authorized but unissued or reacquired shares of the Company's Common Stock available for issuance under the Option Plan has been increased, subject to shareholder approval, to 4,300,000. The Option Plan imposes a grant limit under which no employee may receive in any fiscal year options to purchase in excess of 500,000 shares (the "Grant Limit"). Appropriate adjustments will be made to the shares subject to the Option Plan, to the Grant Limit, to the automatic Nonemployee Director Option grant provisions (discussed below) and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option under the Option Plan expires or terminates prior to exercise in full, the shares of Common Stock for which such option is not exercised are returned to the Option Plan and become available for future grant. As restated, the Option Plan also provides that if shares issued upon exercise of an option are repurchased by the Company, the repurchased shares are returned to the Option Plan and become available for future grant.

    ADMINISTRATION. The Option Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). With respect to the participation of individuals whose transactions in the Company's equity securities are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Option Plan must be administered in compliance with the requirements of Rule 16b-3 under the Exchange Act, if any. Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability of each option or the vesting of shares acquired upon the exercise of an option, including the effect thereon of an optionee's termination of service, the exercise price of and the type of consideration to be paid to the Company upon the exercise of each option, the duration of each option, and all other terms and conditions of the options. The Option Plan also authorizes the Board to delegate to an officer
of the Company the power to grant options for up to          shares per fiscal
year to any eligible person other than an officer or director of the Company.

    The Option Plan authorizes the Board to amend, re-price, modify, extend, renew, or grant a new option in substitution for, any option, to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof, and to accelerate, continue, extend or defer the exercisability of any option or the vesting of any shares acquired upon the exercise of an option, including with respect to the period following an optionee's termination of service with the Company. As restated, the Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Option Plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

    ELIGIBILITY. The 1989 Plan permitted the grant of options to employees and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. As restated, options may also be granted under the Option Plan to directors of the Company or of any present or future parent or subsidiary corporations of the Company, as well as to prospective employees, consultants and directors in connection with written offers of employment or engagement, provided that such options may not become exercisable prior to the individual's commencement of service. As of May 30, 1997, the Company had
approximately          employees, including 4 executive officers, and 5
directors. While any person eligible under the Option Plan may be granted a nonstatutory option, only employees may be granted incentive stock options. In addition, only nonemployee directors of the Company are eligible to receive Nonemployee Director Options.

    TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price per share of each incentive stock option granted under the Option Plan must equal at least the fair market value of a share of the Company's Common Stock on the date of grant and the exercise price per share of each nonstatutory stock option granted under the Option Plan must equal at least 85% of the fair market value of a share of the Company's Common Stock on the date of grant. While the 1989 Plan provides that any option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant, the restated Option Plan imposes this requirement only on the grant of incentive stock options. As of May 30, 1997, the closing price of a share of the Company's Common Stock as reported on the Nasdaq
National Market was $        .

    The option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by any other lawful consideration approved by the Board, or by any combination thereof. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant. The Option Plan also authorizes the Company to withhold from shares otherwise issuable upon the exercise of an option or to accept the tender of shares of the Company's Common Stock in full or partial payment of any tax withholding obligations.

    Options granted under the Option Plan become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the Option Plan become exercisable in installments over a period of time specified by the Board at the time of grant, subject to the optionee's continued service with the Company. Currently, the 1989 Plan provides that the maximum term of an option is ten years unless granted to a Ten Percent Shareholder, in which case the maximum term is five years. As restated, the Option Plan provides that the maximum term of an incentive stock option is ten years, unless granted to a Ten Percent Shareholder, in which case the maximum term is 5 years. Consistent with the Code, the Option Plan does not limit the term of a nonstatutory stock option. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. However, the Option Plan, as restated, provides that a nonstatutory stock option may be assignable or transferable to the extent permitted by the Board and set forth in the option agreement.

    TERMS AND CONDITIONS OF NONEMPLOYEE DIRECTOR OPTIONS. As restated, the Option Plan provides for the automatic grant of options to nonemployee directors of the Company. Subject to shareholder approval, Nonemployee Director Options will be granted to Messrs. Ciesinski, Savage and Smith on the Effective Date for 11,500 shares, 10,500 shares and 13,125 shares, respectively, provided such person continues to serve as a nonemployee director of the Company on the Effective Date. Mr. Nakayama will not receive an option grant in connection with the restated Option Plan. The Option Plan further provides that each nonemployee director first elected or appointed to the Board after the Effective Date will be granted automatically, on the date of such initial election or appointment, an option to purchase 12,500 shares of Common Stock. A Nonemployee Director Option granted on the Effective Date or on the date of initial appointment or election as a nonemployee director is referred to herein as an "Initial Option". The Option Plan also provides for the automatic annual grant, on the day following each annual meeting of the shareholders of the Company which occurs after the Effective Date, of an additional option to purchase 5,000 shares of Common Stock (an "Annual Option") to each nonemployee director who continues to serve in such capacity. However, a nonemployee director who has not continuously served on the Board for at least 6 months as of the date of such annual meeting will not receive an Annual Option on such date. In addition, the Annual Option, if any, granted to Mr. Nakayama following the 1998 annual meeting will be an option to purchase 3,855 shares. The exercise price per share of each Nonemployee Director Option will be equal to the fair market value of a share of the Company's Common Stock on the date of grant and each Nonemployee Director Option will have a term of 10 years.

    Nonemployee Director Options are exercisable only to the extent that the shares subject to the option are vested. Shares subject to the Initial Option granted to Mr. Ciesinski shall vest as follows: 4,000 shares will vest 1 year after the Effective Date, 3,750 shares will vest 2 years after the Effective Date, 2,500 shares will vest 3 years after the Effective Date and 1,250 shares will vest 4 years after the Effective Date. Shares subject to the Initial Option granted to Mr. Savage shall vest as follows: 3,000 shares will vest 1 year after the Effective Date, 3,750 shares will vest 2 years after the Effective Date, 2,500 shares will vest 3 years after the Effective Date and 1,250 shares will vest 4 years after the Effective Date. Shares subject to the Initial Option granted to Mr. Smith shall vest as follows: 7,500 shares will be vested on the Effective Date, 1,875 shares will vest 2 years after the Effective Date, 2,500 shares will vest 3 years after the Effective Date and

1,250 shares will vest 4 years after the Effective Date. In general, Initial Options granted after the Effective Date will vest as follows: 5,000 shares will vest 1 year after the date of grant, 3,750 shares will vest 2 years after the date of grant, 2,500 shares will vest 3 years after the date of grant and 1,250 shares will vest 4 years after the date of grant. Annual Options become vested cumulatively for 25% of the shares initially subject to the option on each of the first 4 anniversaries of the date of grant, although the 1998 Annual Option, if any, granted to Mr. Nakayama will vest as follows: 105 shares will vest 2 years after the date of grant, 2,500 shares will vest 3 years after the date of grant and 1,250 shares will vest 4 years after the date of grant. Vesting of shares subject to a Nonemployee Director Option is subject to the optionee's continued service through the relevant date.

    TRANSFER OF CONTROL. As restated, the Option Plan provides that, in the event of (i) a sale or exchange by the shareholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the shareholders of the Company immediately before such event do not retain, in substantially the same proportions as their ownership of shares immediately before the transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred (a "Transfer of Control"), any unexercisable or unvested portion of the outstanding options will become immediately exercisable and vested in full prior to the Transfer of Control unless the acquiring or successor corporation assumes the Company's rights and obligations under the outstanding options or substitutes substantially equivalent options for such corporation's stock. To the extent that the options outstanding under the Option Plan are not assumed, substituted for, or exercised prior to the Transfer of Control, they will terminate.

    TERMINATION OR AMENDMENT. No options may be granted under the 1989 Plan after September 29, 1999. As restated, subject to shareholder approval, the Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Option Plan and the option agreements have lapsed, provided that all incentive stock options must be granted within ten years of April 24, 1997. The Option Plan further provides that the period for granting incentive stock options will be extended to a period of ten years following any subsequent approval of an increase in the maximum number of shares issuable under the Option Plan. The Board may terminate or amend the Option Plan at any time. However, subject to changes in the law that would permit otherwise, without shareholder approval, the Board may not adopt an amendment to the Option Plan which would increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or otherwise require approval of the Company's shareholders under any applicable law, regulation or rule. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option or is necessary to comply with any applicable law.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

    INCENTIVE STOCK OPTIONS. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

    The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

    NONSTATUTORY STOCK OPTIONS. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

    The affirmative vote of a majority of the votes present or represented by proxy and entitled to a vote at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, is required for approval of this proposal. Abstentions and broker nonvotes will each be counted present for purposes of determining the presence of a quorum, but will not be counted as having been voted on this proposal.

    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1989 PLAN, INCLUDING AN INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE BY 300,000 SHARES FOR THE REASONS STATED ABOVE.

                                 PROPOSAL THREE
                    APPROVAL OF INCREASE IN SHARES RESERVED
              FOR ISSUANCE UNDER 1994 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    In August 1994, the Board adopted the 1994 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan provides a means by which employees may purchase Common Stock of the Company through payroll deductions. The Purchase Plan originally authorized the Company to issue up to 200,000 shares of Common Stock under the plan. In March, 1995, the Board of Directors of the Company increased the number of shares authorized under the Purchase Plan to 300,000 and the shareholders approved the increase in May 1995. In March 1996, the Board of Directors of the Company increased the number of shares authorized under the Purchase Plan to 600,000 and the shareholders approved the increase in May 1996. In April 1997, subject to shareholder approval, the Board increased the number of shares authorized for issuance under the Purchase Plan by 400,000 to 1,000,000 shares.

    In July 1996, the Board of Directors of the Company authorized the repurchase of up to 500,000 shares of the Company's Common Stock from time to time. Through May 1, 1997, the Company has repurchased 400,000 shares which have been used to offset shares issued under the Purchase Plan.

    AT THE ANNUAL MEETING, THE SHAREHOLDERS ARE BEING REQUESTED TO APPROVE THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED UNDER THE PURCHASE PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK PRESENT, OR REPRESENTED AND ENTITLED TO VOTE AT THE MEETING, WILL BE REQUIRED TO APPROVE THE INCREASE. THE BOARD OF DIRECTORS BELIEVES THAT THE INCREASE UNDER THE PURCHASE PLAN IS NECESSARY TO ENABLE THE COMPANY TO PROVIDE MEANINGFUL EQUITY INCENTIVES TO ATTRACT, MOTIVATE AND RETAIN EMPLOYEES AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THIS INCREASE.

DESCRIPTION OF PLAN

    The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any shareholder upon request.

    GENERAL. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. Each participant in the Purchase Plan is granted at the beginning of each Offering Period under the plan (an "Offering Period") an option to purchase through accumulated payroll deductions up to a number of shares of the Common Stock of the Company (an "Option") determined on the first day of the Offering Period. The Option is automatically exercised on the last day of each six-month purchase period during the Offering Period unless the participant has withdrawn from participation prior to such date. The Committee will determine the length of each Offering Period and may vary the duration of a purchase period.

    SHARES SUBJECT TO PLAN. Currently, a maximum of 600,000 shares of the Company's Common Stock may be issued under the Purchase Plan, subject to appropriate adjustment in the event of a stock dividend, stock split, recapitalization, combination, or similar change in the Company's capital structure or in the event of any merger, sale of assets or other reorganization of the Company. The Board of Directors has amended the Purchase Plan, subject to shareholder approval, to increase by 400,000 shares the maximum number of shares of Common Stock issuable thereunder to an aggregate of 1,000,000 shares.

    ADMINISTRATION. The Purchase Plan is administered by a duly appointed committee of the Board of Directors (hereinafter referred to as the "Committee"). Subject to the provisions of the Purchase Plan, the Committee determines the terms and conditions of Options granted under the plan. The Committee will interpret the Purchase Plan and Options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Purchase Plan or any Options.

    ELIGIBILITY. Any employee of the Company or of any subsidiary corporation of the Company designated by the Board for inclusion in the Purchase Plan is eligible to participate in an Offering Period under the plan so long as the employee is customarily employed for more than 20 hours per week and more than five months in any calendar year. However, no employee who owns or holds options to purchase, or as a result of participation in the Purchase Plan would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation of the Company is entitled to participate in the Purchase Plan. Based upon the number of employees as of May 30, 1997, approximately employees were eligible to participate in the Purchase Plan.

    PARTICIPATION AND PURCHASE OF SHARES. Participation in an Offering Period under the Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the first day of the Offering Period (an "Entry Date"). Payroll deductions may not exceed 15% (or such other rate as the Board determines) of an employee's compensation for any pay period during the Offering Period.

    No participant may purchase under the Purchase Plan shares of the Company's Common Stock having a fair market value exceeding $25,000 in any calendar year (measured by the fair market value of the Company's Common Stock on the first day of the Offering Period in which the shares are purchased), and the maximum number of shares subject to any Option may not exceed the limit set by the Board prior to the beginning of the Offering Period.

    On the last business day of each purchase period (an "Exercise Date") during an Offering Period, the Company issues to each participant in the Offering Period the number of shares of the Company's Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during that Purchase Period by the purchase price, limited in any case by the number of shares subject to the participant's Option for that Offering Period. The price per share at which shares are sold at the end of a Purchase Period generally equals 85% of the lesser of the fair market value per share of the Company's Common Stock on the Entry Date or on the Exercise Date. The fair market value of the Common Stock on any relevant date generally will be the closing price per share on such date as reported on the Nasdaq National Market. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next purchase period.

    MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS. In the event of the proposed liquidation or dissolution of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Committee in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the participants. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, then in the sole discretion of the Committee, (1) each Option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Committee on or before the date of consummation of such merger, consolidation or sale shall be treated as an Exercise Date, and all outstanding Options shall be deemed exercisable on such date or (3) all outstanding Options shall terminate and the accumulated payroll deductions shall be returned to the participants.

    TERMINATION OR AMENDMENT. The Purchase Plan will continue until August 31, 2004, terminated by the Board or until all of the shares reserved for issuance under the plan have been issued. The Board may at any time amend or terminate the Purchase Plan, except that the approval of the Company's shareholders is required for any amendment which materially increases the number of shares authorized for issuance under the Purchase Plan, materially modifies the requirements as to eligibility for participation in the Plan, materially increases the benefits accruing to participants, reduces the purchase price of Options, or extends the term of the Plan beyond August 31, 2004.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

    Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Purchase Date or within one year after the Purchase Date on which the shares are acquired (a "disqualifying disposition"), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price. Such income may be subject to withholding of tax. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the Purchase Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) 15% of the fair market value of the shares on the Purchase Date. Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant's death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) 15% of the fair market value of the shares on the Purchase Date is recognized as ordinary income in the year of the participant's death.

    If the exercise of an Option does not constitute an exercise pursuant to an "employee stock purchase plan" under section 423 of the Code, the exercise of the Option will be treated as the exercise of a nonstatutory stock option. The participant would therefore recognize ordinary income on the Purchase Date equal to the excess of the fair market value of the shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (i) the purchase price for such shares and (ii) the amount of ordinary income recognized on the exercise of the Option, will be treated as a capital gain or loss, as the case may be.

    A capital gain or loss will be long-term if the participant holds the shares for more than 12 months and short-term if the participant holds the shares for 12 months or less. Both long-term and short-term capital gains are at present generally subject to the same tax rates as ordinary income, except that long-term capital gains are currently subject to a maximum tax rate of 28%.

    If the participant disposes of the shares in a disqualifying disposition the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed the Company.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

    The affirmative vote of a majority of the votes present or represented by proxy and entitled to a vote at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, is required for approval of this proposal. Abstentions and broker nonvotes will each be counted present for purposes of determining the presence of a quorum, but will not be counted as having been voted on this proposal.

    The Board of Directors believes that the availability of an opportunity to purchase shares under the Purchase Plan at a discount from market price is important to attracting and retaining qualified officers and employees essential to the success of the Company, and that stock ownership is important to providing such persons with incentive to perform in the best interest of the Company.

    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1994 EMPLOYEE STOCK PURCHASE PLAN BY 400,000 SHARES.

                                 PROPOSAL FOUR
                  REINCORPORATION IN THE STATE OF DELAWARE AND
                 RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS

GENERAL

    The Company's Board of Directors (the "Board of Directors" or the "Board") has unanimously approved a proposal to change the Company's state of incorporation from California to Delaware. The Board of Directors believes the change in domicile to be in the best interests of the Company and its shareholders for several reasons. Principally, the Board of Directors believes that reincorporation will enhance the Company's ability to attract and retain qualified members of the Company's Board of Directors as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. To date, the Company has not experienced difficulty in retaining directors. However, as a result of the significant potential liability and relatively small compensation associated with service as a director, it may become increasingly difficult for the Company to find and retain talented and experienced directors and officers. As a result, the Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, to retain its current directors and officers and to attract and retain new directors and officers.

    Reincorporation in Delaware will allow the Company the increased flexibility and predictability afforded by Delaware law. Concurrent with the reincorporation, the Company proposes to include certain measures designed to protect shareholder interests in the event of hostile takeover attempts against the Company. The Board believes that these measures will enable it to more effectively consider any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its shareholders, as discussed in more detail below.

IMPLEMENTATION OF REINCORPORATION

    The proposed reincorporation will be accomplished by merging the Company into Mattson Technology, Inc., Delaware, a newly-formed Delaware corporation which, just before the merger, will be a wholly owned subsidiary of the Company (the "Delaware Company"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement") attached as Appendix A to this Proxy Statement. Upon the effective date of the merger (the "Reincorporation Effective Date"), the Delaware Company's name will be changed to Mattson Technology, Inc. The reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management or other employees. The incumbent officers and directors of the Company will also be the officers and directors of the Delaware Company on the Reincorporation Effective Date.

    The Company's capital stock consists of 60,000,000 authorized shares of
Common Stock, without par value, of which         shares were issued and
outstanding as of June 16, 1997, and 2,000,000 authorized shares of undesignated Preferred Stock, without par value, none of which were outstanding as of June 16, 1997. Upon the Reincorporation Effective Date, the Delaware Company will have the same number of outstanding shares of Common Stock that the Company had outstanding immediately prior to the reincorporation.

    The Delaware Company's capital stock will consist of 60,000,000 authorized shares of Common Stock, $0.001 par value, and 2,000,000 shares of Preferred Stock, $0.001 par value, consistent with maintaining adequate capitalization for the current needs of the Company. The Delaware Company's authorized but unissued shares of Preferred Stock will be available for future issuance.

    Under the Delaware Company's Certificate of Incorporation (the "Delaware Certificate"), as under the Company's Articles of Incorporation (the "California Articles"), the Board of Directors has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares constituting any such series and to determine the designation thereof.

    On the Reincorporation Effective Date, each outstanding share of Common Stock of the Company will automatically convert into one share of Common Stock of the Delaware Company, and shareholders of the Company will automatically become shareholders of the Delaware Company. On the Reincorporation Effective Date, the number of outstanding shares of Common Stock of the Delaware Company will be equal to the number of shares of Common Stock of the Company outstanding immediately prior to the Reincorporation Effective Date. In addition, each outstanding option or right to acquire shares of Common Stock of the Company will be converted into an option or right to acquire an equal number of shares of Common Stock of the Delaware Company, under the same terms and conditions as the original options or rights. All of the Company's employee benefit plans, including the proposed amended and restated 1989 Stock Option Plan and the 1994 Employee Stock Purchase Plan will be adopted and continued by the Delaware Company following the reincorporation. SHAREHOLDERS SHOULD RECOGNIZE THAT APPROVAL OF THE PROPOSED REINCORPORATION WILL CONSTITUTE APPROVAL OF THE ADOPTION AND ASSUMPTION OF THOSE PLANS BY THE DELAWARE COMPANY.

    NO ACTION NEED BE TAKEN BY SHAREHOLDERS TO EXCHANGE THEIR STOCK CERTIFICATES NOW; THIS WILL BE ACCOMPLISHED AT THE TIME OF THE NEXT TRANSFER BY THE SHAREHOLDER. Certificates for shares in the Company will automatically represent an equal number of shares in the Delaware Company upon completion of the merger. The Company intends to apply for the listing and registration of the Common Stock of the Delaware Company on the Nasdaq National Market.

    The affirmative vote of a majority of the voting power of all outstanding capital stock of the Company present or represented by proxy and entitled to vote at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. If approved by the shareholders, it is anticipated that the reincorporation would be completed as soon thereafter as practicable. The reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the Board of Directors, circumstances arise that make such action advisable; provided that any amendment that would effect a material change from the charter provisions discussed in this Proxy Statement would require further approval by the holders of a majority of the outstanding voting shares.

SIGNIFICANT CHANGES CAUSED BY THE REINCORPORATION

    In general, the Company's corporate affairs are governed at present by the corporate law of California, the Company's state of incorporation, the California Articles and the Company's Bylaws (the "California Bylaws"), which have been adopted pursuant to California law. The California Articles and Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at Mattson Technology, Inc., 3550 West Warren Avenue, Fremont, California 94538, Attention: Corporate Secretary.

    If the reincorporation proposal is adopted, the Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by Delaware law, rather than California law (however, see "Other Differences Between California and Delaware Law-Application of California Law After Reincorporation"). The California Articles and Bylaws, will, in effect, be replaced by the Delaware Certificate and the Delaware Company's Bylaws (the "Delaware Bylaws"), copies of which are attached as Appendix A-1 and Appendix A-2 to the Merger Agreement.

REASONS FOR THE REINCORPORATION

    In recent years, a number of major public companies have obtained the approval of their shareholders to reincorporate in Delaware and this trend continues currently. For the reasons detailed below, the Company believes it is beneficial and important that the Company likewise avail itself of Delaware law.

    GREATER PREDICTABILITY AND RESPONSIVENESS TO CORPORATE NEEDS. Delaware has adopted comprehensive corporate laws which are revised regularly to meet changing business circumstances. The Delaware Legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under California law.

    MORE CERTAINTY REGARDING INDEMNIFICATION AND LIMITATION OF LIABILITY FOR DIRECTORS. In 1986, Delaware amended its corporate law to allow corporations to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. Delaware law does not permit a Delaware corporation to limit or eliminate the liability of its directors for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit or for violations of federal laws such as the federal securities laws. In 1987, California amended its corporate law in a manner similar to Delaware to permit a California corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. Nonetheless, the Board of Directors believes that the protection from liability for directors is somewhat more certain under the Delaware law than under the California law and therefore that the Company's objectives in adopting this type of provision can be better achieved by reincorporation in Delaware. The directors have elected to adopt such a provision in the Delaware Certificate and Bylaws. The Board believes that Delaware reincorporation will enhance the Company's ability to recruit and retain directors in the future; however, the shareholders should be aware that such a provision inures to the benefit of the directors, and the interest of the Board in recommending the reincorporation may therefore be in conflict with the interests of the shareholders. See subsections entitled, "Limitations on Directors' Liability" and "Indemnification of Officers and Directors" below for a more complete discussion of these issues.

    The interests of the Board of Directors, management and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under California law. Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A discussion of the principal differences between California and Delaware law as
they affect shareholders begins on page [   ] of this Proxy Statement.

    CHARTER PROVISIONS DETERRING HOSTILE TAKEOVERS. In addition, portions of the reincorporation proposal may have the effect of deterring hostile takeover attempts. The Delaware Certificate and Bylaws include provisions available to certain public companies under Delaware law but deter hostile take-over attempts such as the elimination of cumulative voting, exclusive right of the Board of Directors to set the number of directors, a classified board of directors, limitations on the right to remove directors, exclusive right of the board of directors to fill vacancies on the board, blank check preferred, elimination of shareholder right to call special meetings, super majority provisions requiring that any amendment of the above provisions contained in a Delaware certificate be approved by two-thirds vote of the outstanding shares, entitled to vote generally in the election of directors, a provision requiring two-thirds for shareholder amendment of Delaware bylaws, advance notice requirements for shareholder proposals and director nominations and specific procedures for conduct of shareholder meetings.

    In considering the proposals, shareholders should be aware that the overall effect of certain of the proposed provisions is to make it more difficult for holders of a majority of the outstanding shares of

Common Stock to change the composition of the Board of Directors and to remove existing management in circumstances where a majority of the shareholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes. The provisions in the Company's new charter documents could make a proxy contest a less effective means of removing or replacing existing directors or could make it more difficult to make a change in control of the Company which is opposed by the Board of Directors. This strengthened tenure and authority of the Board of Directors could enable the Board of Directors to resist change and otherwise thwart the desires of a majority of the shareholders. Because this provision may have the effect of continuing the tenure of the current Board of Directors, the Board has recognized that the individual directors have a personal interest in this provision that may differ from those of the shareholders. However, the Board believes that these provisions' primary purpose is to ensure that the Board will have sufficient time to consider fully any proposed takeover attempt in light of the short and long-term benefits and other opportunities available to the Company and, to the extent the Board determines to proceed with the takeover, to effectively negotiate terms that would maximize the benefits to the Company and its shareholders. A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders depending on the circumstances. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the shareholders the risk of terms which may be less than favorable to all of the shareholders than would be available in a Board-approved transaction. Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets. In addition, in the case of a proposal which is presented to the Board of Directors, there is a greater opportunity for the Board to analyze the proposal thoroughly, to develop and evaluate alternatives, to negotiate for improved terms and to present its recommendations to the shareholders in the most effective manner.

    The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to shareholders, providing all shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its shareholders. Accordingly, the reincorporation plan includes certain proposals that may have the effect of discouraging or deterring hostile takeover attempts.

    Notwithstanding the belief of the Board as to the benefits to shareholders of the changes, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the Board of Directors, but which a substantial number, and perhaps even a majority, of the Company's shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market price. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

    In addition, by increasing the probability that any person or group seeking control of the Delaware Company would be forced to negotiate directly with the Board of Directors, the proposed takeover defenses could discourage takeover bids by means of a hostile tender offer, proxy contest or otherwise without the approval of the Board. Thus, the principal disadvantages to the shareholders which result from discouraging such hostile takeover bids would be to (i) reduce the likelihood that any acquirer would make a hostile tender offer for the outstanding shares of stock of the Company at a premium over the market rate and
(ii) increase the difficulty of removing the existing Board of Directors and management even if, in a particular case, removal would be beneficial to shareholders generally.

    It should be noted, however, that the Board of Directors has a fiduciary duty to the shareholders to negotiate for the best interests of the shareholders and not for its own interests. Further, while the proposed takeover defenses may discourage hostile takeover attempts, these provisions would not prevent a hostile acquisition of the Delaware Company.

    The Board of Directors has considered the potential disadvantages and believes that the potential benefits of the provisions included in the proposed charter documents outweigh the possible disadvantages. In particular, the Board believes that the benefits associated with attracting and retaining skilled and experienced outside directors and with enabling the Board to fully consider and negotiate proposed takeover attempts, as well as the greater sophistication, breadth and certainty of Delaware law, make the proposed reincorporation beneficial to the Company and its shareholders.

    The proposal to include these anti-takeover provisions in the proposed reincorporation does not reflect knowledge on the part of the Board of Directors or management of any proposed takeover or other attempt to acquire control of the Company. Management may in the future propose other measures designed to discourage takeovers apart from those proposed in this Proxy Statement, including, but not limited to, the adoption of a Shareholder Rights Plan, if warranted from time to time in the judgment of the Board of Directors.

    DELAWARE CORPORATION LAW COMPARED TO CALIFORNIA CORPORATION LAW. The following chart is only a summary of the more important differences in the corporation laws of Delaware and California and does not purport to be an exhaustive discussion. It is qualified in its entirety by reference to the California Corporations Code and to the Delaware General Corporation Law, the California Articles and Bylaws and the Delaware Certificate and Bylaws. In addition, both California and Delaware law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or Bylaws of the corporation. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Merger Agreement, the Delaware Certificate and the Delaware Bylaws attached to this Proxy Statement.

         ISSUE                             DELAWARE                                   CALIFORNIA
------------------------  ------------------------------------------  ------------------------------------------
Limitation of Liability   Delaware law permits the limitation of      California law contains additional
of Directors and          liability of directors and officers to a    exceptions to the liability limitations of
Officers                  company except in connection with (i)       directors and officers. Please see
                          breaches of the duty of loyalty; (ii) acts  discussion below.
                          or omissions not in good faith or
                          involving intentional misconduct or
                          knowing violations of law; (iii) the
                          payment of unlawful dividends or unlawful
                          stock purchases or redemptions; or (iv)
                          transactions in which a director received
                          an improper personal benefit.

Indemnification of        Delaware law could result in                California law permits indemnification
Directors and Officers    indemnification of directors and officers   under certain circumstances, subject to
                          in circumstances where California law       certain limitations.
                          would not permit indemnification and
                          provides more certainty as a result of
                          extensive case law on indemnification.

         ISSUE                             DELAWARE                                   CALIFORNIA
------------------------  ------------------------------------------  ------------------------------------------
Cumulative Voting for     Cumulative voting is not available unless   California law permits Nasdaq National
Directors                 it is provided for in the Certificate of    Market corporations with over 800
                          Incorporation; the Delaware Certificate     shareholders to eliminate cumulative
                          does not provide for cumulative voting.     voting. The California Articles do not
                                                                      eliminate cumulative voting.

Number of Directors       Determined solely by resolution of the      Determined by Board within the range set
                          Board pursuant to the Delaware              in the California Bylaws. Changes in the
                          Certificate.                                authorized range must be approved by the
                                                                      shareholders.

Classified Board          Delaware law permits the adoption of a      California law permits the Company to
                          classified board with staggered terms. The  adopt a classified board with staggered
                          Delaware Certificate and Bylaws provide     terms with shareholder approval. The
                          for a classified Board with three classes   California Bylaws do not provide for a
                          of directors, each with a three year term.  classified Board.

Removal of Directors by   Delaware law permits the removal of a       California law permits the removal of a
Shareholders              director on a classified board only for     director with or without cause by
                          cause, unless otherwise specified in the    affirmative vote of a majority of the
                          Certificate of Incorporation. The Delaware  outstanding shares.
                          Certificate and Bylaws permit removal of
                          directors only for cause by affirmative
                          vote of majority of the outstanding shares
                          of voting stock entitled to vote at an
                          election of directors.

         ISSUE                             DELAWARE                                   CALIFORNIA
------------------------  ------------------------------------------  ------------------------------------------
Filling Board Vacancies   Delaware law provides for the Delaware      California law permits (a) any holder of
                          Court of Chancery to order an election to   5% or more of the corporation's Voting
                          fill vacancies or newly created             Stock or (b) the superior court of the
                          directorships upon the application of the   appropriate county to call a special
                          holders of 10% of the outstanding shares    meeting of shareholders to elect the
                          having a right to vote for such directors,  entire board if, after filling any
                          if at the time of filling such vacancies    vacancy, the directors then in office who
                          or directorships, the directors then in     have been elected by the shareholder
                          office constitute less than a majority of   constitute less than a majority of the
                          the entire board as constituted             directors then in office.
                          immediately prior to any increase.

                          The Delaware Certificate and Bylaws         The California Articles are silent on
                          provide vacancies may be filled only by a   filling vacancies. The California Bylaws
                          majority vote of the directors then in      provide vacancies may be filled by a
                          office, though less than a quorum, or by a  majority vote of the directors then in
                          sole remaining director.                    office, though less than a quorum, or by a
                                                                      sole remaining director except that a
                                                                      vacancy created by the removal of a
                                                                      director, by the vote or written consent
                                                                      of the shareholders or by court order may
                                                                      be filled only by the vote of a majority
                                                                      of outstanding voting shares.

Blank Check Preferred     The Delaware Certificate provides for the   The California Articles provide for the
                          issuance of preferred stock with terms set  issuance of preferred stock with terms set
                          by the Board of Directors.                  by the Board of Directors.

Action by Written         Actions by written consent are not          Actions by written consent are permitted
Consent of Shareholders   permitted by the Delaware Certificate. All  by the California Articles and Bylaws.
in lieu of a Shareholder  shareholder action must take place by a
vote at a Shareholder     shareholder vote at a meeting of
Meeting                   shareholders.

Amendment of Certificate  Amendments of the Delaware Certificate      Amendments of the California Articles
                          require approval by two-thirds of the       require approval by a majority of the
                          voting stock for most provisions and a      outstanding voting shares.
                          majority of the voting stock for certain
                          provisions.

Amendment of Bylaws       By the Board or by the holders of           By the Board or the holders of a majority
                          two-thirds of the outstanding voting        of the outstanding voting shares, except
                          shares.                                     that the Board may not amend the range of
                                                                      authorized directors.

         ISSUE                             DELAWARE                                   CALIFORNIA
------------------------  ------------------------------------------  ------------------------------------------
Call of Special Meetings  Special meetings may be called only by the  Special meetings may be called by the
by Shareholders           Board or any person as may be designated    Board, the Chairman, the President,
                          in the Certificate of Incorporation or      holders of 10% or more of the outstanding
                          Bylaws. The Delaware Certificate and        voting power and such other persons as may
                          Bylaws provide special meetings may be      be designated in the Articles of
                          called only by the Board, the Chairman or   Incorporation or Bylaws. The California
                          the President and Chief Executive Officer.  Bylaws provide special meetings may be called by the Board, the Chairman, the
                                                                      President or holders of 10% or more of the
                                                                      outstanding voting power.

Advance Notice            There are no specific statutory             There are no specific statutory
Requirement               regulations. The Delaware Bylaws require    regulations.
                          timely notice which is not less than 120
                          days in advance of the date the proxy
                          statement was released to shareholders in
                          connection with the previous year's annual
                          meeting.

Tender Offer Statute      Restricts mergers in two step takeovers,    Restricts mergers in two step takeovers
                          without Board approval of first step.       unless common stock issued, unanimous
                                                                      affirmative vote of Shareholders or
                                                                      Department of Corporations approval.

Loans to Officers and     Board may authorize if the loans may        Loans may be made only with shareholder
Directors                 reasonably be expected to benefit the       approval unless Bylaws permitting loans by
                          Company.                                    Board approval only are approved by the
                                                                      shareholders.

Class Vote for            Generally not required unless a             A reorganization transaction must
Reorganization            reorganization adversely affects a          generally be approved by a majority vote
                          specific class of shares.                   of each class of shares outstanding.

Right of Shareholders to  Permitted for any purpose reasonably        Permitted for any purposes reasonably
Inspect Shareholder List  related to a shareholder's interest as a    related to a shareholder's interest as a
                          shareholder.                                shareholder. Also, an absolute right to 5%
                                                                      shareholders and certain 1% shareholders.

Appraisal Rights          Generally available if shareholders         Available in certain circumstances if the
                          receive cash in exchange for their shares   holders of 5% of the class assert such
                          and in certain other circumstances.         rights.

Dividends                 Paid from surplus (including paid-in and    Generally limited to the greater of (i)
                          earned surplus or net profits).             retained earnings or (ii) an amount which
                                                                      would leave the Company with assets of
                                                                      125% of liabilities and current assets of
                                                                      100% of current liabilities.

         ISSUE                             DELAWARE                                   CALIFORNIA
------------------------  ------------------------------------------  ------------------------------------------
Other                     Responsive legislature and larger body of
                          corporate case law in Delaware provides
                          more predictable corporate legal
                          environment in Delaware.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    LIMITATIONS ON DIRECTOR LIABILITY. Both California and Delaware permit a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain duties as a director. The California and Delaware laws adopt a self-governance approach by enabling a corporation to take advantage of these provisions only if an amendment to the charter limiting such liability is approved by a majority of the outstanding shares or such language is included in the original charter.

    The California Articles eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (i) intentional misconduct or knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit; (iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (vi) interested transactions between the corporation and a director in which a director has a material financial interest; or (vii) liability for improper distributions, loans or guarantees.

    The Delaware Certificate also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (i) breaches of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit. Such limitation of liability provision also may not limit director's liability for violation of, or otherwise relieve the Delaware Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

    Shareholders should recognize that the proposed reincorporation and associated measures are designed to shield a director from suits by the Delaware Company or its shareholders for monetary, damages for negligence or gross negligence by the director in failing to satisfy the director's duty of care. As a result, an action for monetary damages against a director predicated on a breach of the duty of care would be available only if the Delaware Company or its shareholders were able to establish that the director was disloyal in his conduct, failed to act in good faith, engaged in intentional misconduct, knowingly violated the law, derived an improper personal benefit or approved an illegal dividend or stock repurchase. Consequently, the effect of such measures may be to limit or eliminate an effective remedy which might otherwise be available to a shareholder who is dissatisfied with Board of Directors' decisions. Although an aggrieved shareholder could sue to enjoin or rescind an action taken or proposed by the Board of Directors, such remedies may not be timely or adequate to prevent or redress injury in all cases.

    The Company believes that directors are motivated to exercise due care in managing the Company's affairs primarily by concern for the best interests of the Company and its shareholders rather than by the fear of potential monetary damage awards. As a result, the Company believes that the reincorporation proposal should sustain the Board of Directors' continued high standard of corporate governance without any decrease in accountability by directors and officers to the Company and its shareholders.

    INDEMNIFICATION OF OFFICERS AND DIRECTORS. The California Articles and the Delaware Certificate and Bylaws relating to indemnification similarly require that the California Company and the Delaware Company, respectively, indemnify its directors and its executive officers to the fullest extent permitted by the respective state law, provided, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers, and, provided, further, that the Company will not be required to indemnify any director or executive officer in connection with a proceeding initiated by such person, with certain exceptions. Such charter documents and Bylaws permit the California Company and the Delaware Company, respectively, to provide indemnification to its other officers, employees and agents as set forth in the respective state law. Such indemnification is intended to provide the full flexibility available under such laws. The Delaware Bylaws contain a provision with respect to advances in that the Company is required to advance expenses related to any proceeding contingent on such persons' commitment to repay any advances unless it is determined ultimately that such persons are entitled to be indemnified.

    California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. There are nonetheless certain differences between the laws of the two states.

    Indemnification is permitted by both California and Delaware law, provided the requisite standard of conduct is met, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action. California law requires indemnification when the individual has successfully defended the action on the merits, as opposed to Delaware law which requires indemnification relating to a successful defense on the merits or otherwise.

    Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation.

    California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (i) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine and (ii) no indemnification may be made under California law, without court approval, in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval. Delaware law allows indemnification of expenses actually and reasonably incurred, subject to the same limitations set forth in (iii) above. Delaware law is silent on the right of indemnification regarding settlements of derivative actions.

    California corporations may include in their Articles of Incorporation a provision which extends the scope of indemnification through agreements, Bylaws or other corporate action beyond that specifically authorized by statute. The California Articles include such a provision. The Company, following shareholder approval, entered into indemnification agreements with its officers and directors providing for indemnification beyond that expressly mandated by the California Corporations Code.

    Under Delaware law, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. Under Delaware law and the Delaware Certificate and Bylaws, the Delaware Company is permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the California Bylaws or the California indemnification statutes. The Delaware Bylaws provide: (i) the Delaware Company is required to indemnify its officers and directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Delaware Company is required to advance expenses to its officers and directors as incurred, including expenses related to obtaining a determination that such officers and directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an officer or director may bring suit against the Delaware Company if a claim for indemnification is not timely paid; (iv) the Delaware Company is authorized to enter into indemnification agreements with its officers and directors; and (v) the Delaware Company may not retroactively amend the Indemnification provision in its Bylaws in a way which is adverse to its officers or directors or former officers or directors The Company has entered into indemnification agreements with its officers and directors. The Delaware Company plans to enter into similar agreements with its officers and directors upon completion of the proposed reincorporation in the form attached as Appendix B to this Proxy Statement (the "Delaware Indemnity Agreement"). The Delaware Indemnity Agreement contains certain additional limitations on indemnification for expenses in suits against the Company not contained in the indemnification agreements currently in effect.

    PRINCIPAL TERMS OF THE DELAWARE INDEMNITY AGREEMENTS

    1. Indemnification rights may be provided under the Delaware Indemnity Agreement to a person in his capacity as a present or former director, officer, employee or other Agent (as such, term is defined in the Delaware Indemnity Agreement) of the Company (the "Indemnitee") in connection with a threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative. Indemnification rights are also provided to an Indemnity's heirs, executors and administrators to the same extent they would be provided to the Indemnitee were he or she still alive.

    2. The Company must maintain in effect directors' and officers' liability insurance naming the Indemnitee as an insured in reasonable amounts from established and reputable insurers, unless such insurance is not available on reasonable terms.

    3. The Company must indemnify against all expenses reasonably incurred by an Indemnitee to the extent he or she has been successful in the defense of any proceeding (including an action by or in the right of the Company such as a derivative action).

    4. The Company is required to indemnify against any expenses and liabilities (including judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by an Indemnitee in connection with any proceeding (other than an action by or in the right of the Company), provided the Indemnitee's actions met the required standard of conduct.

    5. In connection with proceedings brought by or in the right of the Company against the Indemnitee (including derivative actions), the Company is required to indemnify against expenses actually and reasonably incurred by the Indemnitee, provided that his or her actions met the required standard of conduct. However, no indemnification is required in such proceeding to the extent the Indemnitee is finally adjudged liable to the Company unless the court determines that, in view of all the circumstances, the Indemnitee is fairly and reasonably entitled to indemnification.

    6. The Company is required to advance expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding, provided that the Indemnitee undertakes to repay any amounts for which he or she is ultimately determined not to be entitled to indemnification. This provision of the Delaware Indemnity Agreement expands upon Section 145, which is silent on advances of expenses incurred in connection with investigation, settlement and appeal.

    7. The Indemnitee may enforce in court any right to indemnification or advances granted by the Indemnity Agreement if (i) his or her claim is denied in whole or in part, or (ii) no disposition of his or her claim is made within 90 days of his or her request therefor. If successful in an enforcement action, the Indemnitee is entitled to be paid the expenses of prosecuting his or her claim.

    If the proposed reincorporation is approved, the indemnification agreements also will be approved by the Company's shareholders. THUS A VOTE IN FAVOR OF THE PROPOSED REINCORPORATION WILL ALSO RATIFY AND APPROVE THE INDEMNIFICATION AGREEMENTS IN SUBSTANTIALLY THE FORM ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. Although the law in this regard is not certain, shareholders who vote in favor of the reincorporation proposal, and thereby approve the indemnity contracts, may be prevented from challenging the validity of the indemnity contracts in a subsequent court proceeding.

    The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the California Company made prior to the proposed reincorporation. Nevertheless, the Board has recognized in considering this reincorporation proposal that the individual directors have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company in the event they arise from a potential future case, and that the application of Delaware law, to the extent that any director or officer is actually indemnified in circumstances where indemnification would not be available under California law, would result in expense to the Company which the Company would not incur if the Company were not reincorporated. The Board believes, however, that the overall effect of reincorporation is to provide a corporate legal environment that enhances the Company's ability to attract and retain high quality outside directors and thus benefits the interests of the Company and its shareholders.

    There is no pending or, to the Company's knowledge, threatened litigation to which any of its directors is a party in which the rights of the Company or its shareholders would be affected if the Company currently were subject to the provisions of Delaware law rather than California law.

    California and Delaware corporate law, the California Certificate and the Delaware Certificate and Bylaws, as well as any indemnity agreements, may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act and the Exchange Act may be contrary to public policy and therefore may be unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

ANTI-TAKEOVER MEASURES

    GENERAL. Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Certain of such measures are either not currently permitted or are more narrowly drawn under California law. Among these measures are those described below. In addition, certain types of "poison pill" defenses (such as shareholder rights plans) have been upheld by Delaware courts, while California courts have yet to decide on the validity of such defenses, thus rendering their effectiveness in California less certain. The Company does not have a rights plan in place and although the Board may consider adopting such a plan in the future, the Board has no present intention to adopt such a plan.

    As discussed herein, certain provisions of the Delaware Certificate and Bylaws could be considered to be anti-takeover measures. The Company does not have any present intention of adopting any further anti-takeover measures, nor does the Board of Directors have knowledge that any attempt to gain control of the Company is being contemplated.

    CUMULATIVE VOTING FOR DIRECTORS. Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. In contrast, the holder or holders of a majority of the shares entitled to vote in an election of directors are able to elect all the directors in the absence of cumulative voting.

    Under California law, cumulative voting in the election of directors is mandatory upon notice given by an shareholder at an shareholders' meeting at which directors are to be elected. In order to cumulate votes an shareholder must give notice at the meeting, prior to the voting, of the shareholder's intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. However, California law permits a company, by amending its Articles of Incorporation or Bylaws, to eliminate cumulative voting when the Company's shares are listed on a national stock exchange or traded on the Nasdaq National Market and are held by at least 800 shareholders. The California Articles have not been amended to eliminate cumulative voting.

    Cumulative voting is not available under Delaware law unless so provided in the corporation's Certificate of Incorporation. The Delaware Certificate does not provide for cumulative voting.

    The elimination of cumulative voting could deter investors from acquiring a minority block in the Company, with a view toward obtaining a board seat and influencing Company policy. It is also conceivable that the absence of cumulative voting might deter efforts to seek control of the Company on a basis which some shareholders might deem favorable.

    NUMBER OF DIRECTORS. California law allows the number of persons constituting the board of directors of a corporation to be fixed by the Bylaws or the Articles of Incorporation, or permits the Bylaws to provide that the number of directors may vary within a specified range. California law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The California Bylaws provide for a board of directors of five members. California law also requires that any change in a fixed number of directors and any change in the range of a variable board of directors specified in the Articles of Incorporation and Bylaws must be approved by a majority in interest of the outstanding shares entitled to vote (or such greater proportion of the outstanding shares as may be required by the Articles of Incorporation), provided that a change reducing the minimum number of directors to less than five cannot be adopted if votes cast against adoption are equal to more than 16 2/3% of the outstanding shares entitled to vote. The California Bylaws require the vote of a majority in interest of the voting power of all of the then outstanding shares to change the range of the Company's variable Board of Directors.

    Delaware law permits a board of directors to change the authorized number of directors by amendment to the Bylaws unless the number of directors is fixed in the certificate of incorporation or the manner of fixing the number of directors is set forth in the Certificate of Incorporation, in which case the number of directors may be changed only by amendment of the certificate of incorporation or consistent with the manner specified in the certificate of incorporation, as the case may be. The Delaware Certificate provides that the exact number of directors shall be fixed from time to time exclusively by the Board of Directors by resolution.

    CLASSIFIED BOARD OF DIRECTORS. A classified Board provides directors to be divided into two or three "classes" elected for staggered "terms" of two or three years. The classification system of electing directors may tend to maintain the incumbency of the Board as it generally enables it more difficult for shareholders to change a majority of the directors. A classified board may also contribute to the continuity and stability of its leadership and policy. Classification of the Board of Directors might make it more difficult for a person acquiring shares to take immediate control of the Board of Directors.

    Delaware law permits, but does not require, the adoption of a classified Board of Directors with staggered terms. A maximum of three classes of directors is permitted by Delaware law, with members of one class to be elected each year for a maximum term of three years. The Delaware Certificate and Bylaws provide for a classified Board of Directors (the "Classified Board Provision").

    The directors of the California Company, who will also be the directors of the Delaware Company if the reincorporation proposal is approved, are set forth in Proposal One. Under the Classified Board Provision, the Board of Directors will be divided into three classes, designated Class I, Class II and Class III, on the Reincorporation Effective Date. The director in Class I, Brad Mattson, will hold office until the first annual meeting of shareholders following the Reincorporation Effective Date, the directors in Class II, John C. Savage and Kenneth G. Smith, will hold office until the second annual meeting of shareholders following the Reincorporation Effective Date and the directors in Class III, Stephen J. Ciesinski and Shigeru Nakayama, will hold office until the third annual meeting of shareholders following the Reincorporation Effective Date (and, in each case, until their successors are duly elected and qualified or until their earlier resignation, removal from office or death) and, after each such election, the directors shall then serve in succeeding terms of three years and until their successors are duly elected and qualified.

    California law generally requires that directors be elected annually but does permit a "classified" Board of Directors if (i) a corporation is listed on a national stock exchange or (ii) the corporation's shares are traded on the Nasdaq National Market and are held by at least 800 shareholders. California law also allows the election of one or more directors by the holders of a particular class or series of shares. The California Articles currently do not provide for a classified Board of Directors.

    With the Classified Board Provision contained in the Delaware Certificate, unless directors are removed, it will require at least two annual meetings of shareholders for a majority of shareholders to make a change in control of the Board of Directors, since only a portion of the directors will be elected at each meeting. A significant effect of a classified Board of Directors may be to deter hostile takeover attempts because an acquirer would experience delay in replacing a majority of the directors. However, a classified Board of Directors also makes it more difficult for shareholders to effect a change in control of the Board of Directors, even if such a change in control is sought due to dissatisfaction with the performance of the Company's directors. The Classified Board Provision cannot be amended without the affirmative vote of two-thirds of the voting stock of the Delaware Company.

    REMOVAL OF DIRECTORS. Under California law, a director may be removed with or without cause by the affirmative vote of a majority of the outstanding shares. Under Delaware law, a director on a classified board of directors can be removed from office during his term by shareholders only for cause unless the Certificate of Incorporation provides otherwise. The Delaware Certificate provides that the Company's directors may be removed from office only for cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of voting stock of the Company entitled to vote in the election of directors.

    FILLING BOARD VACANCIES. Under California law, if, after the filling of any vacancy by the directors of a corporation, the directors then in office who have been elected by the corporation's shareholders constitute less than a majority of the directors then in office, then: (i) any holder of more than 5% of the corporation's voting stock may call a special meeting of shareholders, or (ii) the superior court of the appropriate county may order a special meeting of the shareholders to elect the entire board of directors of the corporation. Delaware law provides that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any shareholder or shareholder's holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office. The proposed Delaware Certificate and Bylaws provide that vacancies shall be filled only by the affirmative vote of a majority of directors then in office, even if such directors comprise less than a quorum of the Board of Directors, or by the sole remaining director, unless the Board of Directors determines by resolution that any such vacancies be filled by the shareholders, or as otherwise provided by law. The California Articles are silent on filling vacancies. The California Bylaws provide vacancies may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director except that a vacancy created by the removal of a director, by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of outstanding voting shares.

    BLANK CHECK PREFERRED. After the reincorporation, the Delaware Company would retain the rights currently available to the Company under California law to issue shares of its authorized but unissued capital stock. Following the Reincorporation Effective Date, shares of authorized and unissued Common Stock and Preferred Stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or Preferred Stock could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and Preferred Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

    It should be noted that the voting rights to be accorded to any unissued series of Preferred Stock of the Delaware Company ("Delaware Preferred Stock") remain to be fixed by the Delaware Board. Accordingly, if the Delaware Board so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of Common Stock of the Delaware Company under certain circumstances or have other terms which might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board. Potentially, the Delaware Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, the Delaware Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

    Future issuances of Delaware Preferred Stock as an anti-takeover device might preclude shareholders from taking advantage of a situation which might otherwise be favorable to their interests. In addition (subject to the considerations referred to above as to applicable law), the Delaware Board could authorize issuance of shares of Common Stock of the Delaware Company ("Delaware Common Stock") or Delaware Preferred Stock to a holder who might thereby obtain sufficient voting power to ensure that any proposal to alter, amend or repeal provisions of the Delaware Certificate unfavorable to a suitor would not receive the necessary vote of a majority of the Voting Stock required for certain of the proposed amendments (as described below).

    If the reincorporation is approved it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of the Delaware Preferred Stock or Delaware Common Stock, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Delaware Company and its shareholders. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board of Directors deems to be in the best interests of the Delaware Company and its then existing shareholders. The Board currently has the right to issue Preferred Stock without shareholder approval under the California Articles.

    ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. Under California and Delaware law, shareholders may execute an action by written consent in lieu of a shareholder meeting. Both California and Delaware law permits a corporation to eliminate such actions by written consent in its charter. The California Articles does not eliminate shareholders to act by written consent. The Delaware Certificate eliminates actions by written consent of shareholders.

    Elimination of such shareholders' right to act by written consent may lengthen the amount of time required to take shareholder actions because certain actions by written consent are not subject to the minimum notice requirement of a shareholders' meeting. The elimination of shareholders' right to act by written consent may deter hostile takeover attempts because of the lengthened shareholder approval process. Without the ability to act by written consent, a holder or group of holders controlling a majority in interest of the Delaware Company's capital stock will not be able to amend the Delaware Bylaws or remove directors pursuant to a written consent. Any such holder or group of holders would have to wait until a shareholders' meeting was held to take any such action. The Board believes this provision, like the other provisions to be included in the Delaware Certificate and Bylaws, will enhance the Board's and shareholders' opportunity to fully consider shareholder proposals at a meeting where all views can be heard.

    CALL OF SPECIAL MEETINGS BY SHAREHOLDERS. Under current California law, special meetings of shareholders may be called by the Board, the Chairman of the Board, the President, the holders of 10% or more of the outstanding voting power and such other persons as may be designated in the Articles of Incorporation or Bylaws of a company. The California Bylaws provide special meetings may be called by the Board, the Chairman of the Board, the President or the holders of 10% or more of the outstanding voting power. The California Articles are silent in regard to the call of special meetings.

    Delaware law, however, provides that special meetings of shareholders may only be called by the Board or by any other person as may be designated in the Certificate of Incorporation or Bylaws. The Delaware Certificate and Bylaws provide that special meetings of shareholders may be called only by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer. Such a provision precludes a shareholder from mounting a proxy contest or taking action to amend charter documents until the next annual meeting.

    ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. There is no specific statutory requirement under either California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company's proxy materials must be received not less than 120 days in advance of the date of the proxy statement released in connection with the previous year's annual meeting.

    The California Bylaws have no provisions regarding advance notice of director nominations and shareholder proposals. The Delaware Bylaws provide that in order for director nominations or shareholder proposals to be properly brought before the meeting, the shareholder must have delivered timely notice to the Secretary of the corporation. To be timely under the Delaware Bylaws, a shareholder proposal to be presented at an annual meeting shall be received at the Delaware Company's principal executive offices not less than 120 days in advance of the date that the Company's (or Company's predecessor's) proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholders to be timely must be received not later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced.

    These provisions are designated to prevent a hostile acquirer from nominating directors or presenting proposals to the shareholders without giving adequate notice, thereby permitting the Board of Directors to consider and prepare a response to such proposals. These provisions do not give the Board of Directors any power to approve or disapprove shareholder proposals. They may have the effect, however, of precluding the consideration of such business at a meeting if the procedures established are not followed.

    AMENDMENT OF CERTIFICATE; SUPER-MAJORITY VOTE PROVISIONS. Both Delaware and California law permit super-majority voting requirements on most matters which may be voted upon by shareholders or directors. California law permits super-majority voting requirements for corporation if (i) a corporation is listed on a national stock exchange or the corporation's shares are traded on the Nasdaq National Market and are held by at least 800 shareholders, on most matters which may be voted upon by shareholders and directors, provided that such provisions are included in the Company's Articles of Incorporation after shareholder approval. However, shareholders of a California corporation must vote to renew such provisions every two years. Delaware law does not provide similar restrictions on super-majority voting provisions. The California Articles may be amended following the approval by the Board of Directors and by a majority of the outstanding shares. The Delaware Certificate may be amended by the Board of Directors and by a majority of outstanding shares; however, for the following provisions, two-thirds of the outstanding shares are required for amendment of the Delaware Certificate: (i) the establishment of a classified Board, the terms of office of the members of the Board, the exclusive right of directors to change the numbers of authorized directors and to fill vacancies on the Board and the restrictions on removal of directors only for cause; (ii) the percentage of the shares necessary to amend certain provisions of the Delaware Certificate; (iii) the authority of the Board of Directors and the shareholders to amend the Delaware Bylaws; (iv) the elimination of the right of shareholders to act without a meeting; (v) the elimination of the right of shareholders to call a special shareholder's meeting; and (vi) the elimination of director's personal liability for monetary damages arising from their negligence and gross negligence.

    AMENDMENT OF BYLAWS. The California Bylaws may be amended or repealed either by the Board of Directors or by the holders of a majority in interest of the outstanding stock of the Company, except that the Board of Directors may not change the authorized number of directors. Upon the effectiveness of the proposed reincorporation, the Delaware Bylaws may be adopted, amended or repealed by the Delaware Board or by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Delaware Company. This will have the effect of making it more difficult for shareholders to amend the Delaware Bylaws.

    TENDER OFFER STATUTES. A Delaware statute regulates tender offers and is intended to limit coercive takeovers of companies incorporated in that state. The Delaware law, Section 203, provides that a corporation may not engage in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder unless (i) prior to the date the shareholder became an interested shareholder the Board of Directors approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85%, of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by person who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(iii) the business combination is approved by the Board of Directors and authorized by 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder. An interested shareholder means any person that is the owner of 15% or more of the outstanding voting stock; however, the statute provides for certain exceptions to parties who otherwise would be designated interested shareholders. Any corporation may decide to opt out of the statute in its original Certificate of Incorporation or at any time by action of its shareholders. The Company has not opted out of the statute.

    In contrast, California law requires that holders of a California corporation's Common Stock receive nonredeemable Common Stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its Common Stock, unless all of the holders of its Common Stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a "fairness-hearing." This provision of California law may have the effect of making a cash "freezeout" merger by a majority shareholder more difficult to accomplish. A cash freezeout merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters' rights. Delaware law has no comparable provision.

OTHER DIFFERENCES BETWEEN CALIFORNIA AND DELAWARE LAW

    LOANS TO OFFICERS, DIRECTORS AND EMPLOYEES. California law provides that any loan or guaranty (other than loans to permit the purchase of shares under certain stock purchase plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the shareholders of a California corporation. However, a bylaw approved by the shareholders may provide that the Board alone may approve such loan, guaranty or plan by a vote sufficient without counting the vote of any interested director or directors if the Board determines that such loan, guaranty or plan may reasonably be expected to benefit the corporation. The California Bylaws do not provide for such loans. Under Delaware law, a corporation may make loans to, or guarantee the obligations of, officers or other employees when, in the judgment of the board of directors, the loan or guaranty may reasonably be expected to benefit the corporation. Both California law and Delaware law permit such loans or guaranties to be unsecured and without interest.

    CLASS VOTE FOR CERTAIN REORGANIZATIONS. With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the Certificate of Incorporation which adversely affects a specific class of shares.

    INSPECTION OF SHAREHOLDER LISTS. California law provides for an absolute right of inspection of the shareholder list for shareholders holding 5% or more of a corporation's outstanding voting shares or shareholders holding 1% or more of such shares who have filed a Schedule 14B with the SEC. Delaware law provides no such absolute right of shareholder inspection. However, both California and Delaware law permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person's interest as a shareholder.

    APPRAISAL RIGHTS. Under both California law and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. The limitations on such dissenters' appraisal rights are somewhat different in California and Delaware.

    Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which one corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied dissenters' rights under California law. For this reason, appraisal rights will not be available to shareholders in connection with the Reincorporation Proposal.

    Under Delaware law appraisal rights are not available to shareholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 holders if the shareholders receive shares of the surviving corporation or shares of any other corporation which are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to shareholders of a corporation surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

    In addition, Delaware law does not provide shareholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. California law treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights in the circumstances described in the preceding paragraph.

    DIVIDENDS. Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years.

    The Company has never paid a cash dividend, and the Delaware Company does not anticipate paying any cash dividends in the foreseeable future.

    APPLICATION OF CALIFORNIA LAW AFTER REINCORPORATION. California law provides that if (i) the average of certain property, payroll and sales factors results in a finding that more than 50% of the Delaware Company's business is conducted in California, and in a particular fiscal year more than 50% of the Delaware Company's outstanding voting securities are held of record by persons having addresses in California, and (ii) the Company's shares are traded in the Nasdaq National Market and are held by fewer than 800 shareholders, as of its most recent annual meeting of shareholders, then the Delaware Company would become subject to certain provisions of California law regardless of its state of incorporation.

    Because the Company's Common Stock is traded in the Nasdaq National Market and the Company's shares are held by at least 800 shareholders as of its most recent annual meeting of shareholders, California law will not apply to the Delaware Company if the reincorporation is approved. The Company would not be subject to California law as long as it continued to meet both of these requirements.

    If the Delaware Company were to become subject to the provisions of California law referred to above, and such provisions were enforced by California courts in a particular case, many of the Delaware laws described in this Proxy Statement would not apply to the Delaware Company. Instead, the Delaware Company could be governed by certain California laws, including those regarding liability of directors for breaches of the duty of care, indemnification of directors, dissenters' rights of appraisal, removal of directors as well as certain other provisions discussed above, to the exclusion of Delaware law. The effects of applying both Delaware and California laws to a Delaware corporation whose principal operations are based in California have not yet been determined.

SUMMARY OF FEDERAL TAX CONSEQUENCES OF THE REINCORPORATION

    The reincorporation is intended to be a reorganization under the Internal Revenue Code of capital stock of 1986, as amended. Generally, for federal income tax purposes, no gain or loss should be recognized by holders of the Company as a result of the reincorporation and no gain or loss should be recognized by the Company or the Delaware Company.

    Each former holder of Common Stock of the Company should have the same basis in the Common Stock of the Delaware Company received pursuant to the reincorporation as such shareholder had in the Common Stock of the Company held by such shareholder at the time of consummation of the reincorporation. A shareholder's holding period with respect to the Common Stock of the Delaware Company received in the reincorporation should include the period during which the shareholder held the corresponding shares of Common Stock of the Company; provided that the shares of Common Stock of the Company were held by the shareholder as capital assets at the time of consummation of the reincorporation. Tax provisions are complex and subject to change and this summary does not purport to be a complete discussion of all the possible tax consequences of the reincorporation under federal laws. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation.

    EACH SHAREHOLDER SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

    The affirmative vote of a majority of the voting power of all outstanding capital stock of the Company is required for approval of this proposal. Abstentions and broker non-votes will each have the same effect as a negative vote on this proposal.

    The Board of Directors believes that the proposed reincorporation of the Company in Delaware and all related matters is in the best interests of the shareholders of the Company and the Company for the reasons stated above.

    THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL TO REINCORPORATE IN DELAWARE AND ALL RELATED MATTERS. A VOTE FOR THE REINCORPORATION PROPOSAL WILL CONSTITUTE APPROVAL OF THE MERGER, THE DELAWARE CERTIFICATE, THE DELAWARE BYLAWS, THE FORM OF THE INDEMNIFICATION AGREEMENTS, THE ADOPTION AND ASSUMPTION BY THE DELAWARE COMPANY OF THE COMPANY'S PROPOSED AMENDED AND RESTATED 1989 STOCK OPTION PLAN, 1994 EMPLOYEE STOCK PURCHASE PLAN AND ALL OTHER ASPECTS OF THIS PROPOSAL FOUR.

                                 PROPOSAL FIVE
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1997, and further directed that management submit the selection of independent accountants for ratification by the shareholders at the Annual Meeting. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    Shareholder ratification of the selection of Price Waterhouse LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. The Board of Directors is submitting the selection of Price Waterhouse LLP to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change could be in the best interests of the Company and its shareholders.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS.

    The affirmative vote of a majority of the votes present or represented by proxy and entitled to a vote at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, is required for approval of this proposal. Abstentions and broker nonvotes will each be counted present for purposes of determining the presence of a quorum, but will not be counted as having been voted on this proposal.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1997.

                     SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

    Proposals of shareholders intended to be presented at the next annual meeting of shareholders of the Company (i) must be received by the Company at its offices no later than February 22, 1998, and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 1997 Annual Meeting of shareholders other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                                                By Order of the Board of Directors,

June 23, 1997                                   Richard S. Mora, SECRETARY

                                   APPENDIX A
                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into
as of this   day of June, 1997 by and between Mattson Technology, Inc., a
California corporation ("Mattson California"), and Mattson Technology, Inc., Delaware, a Delaware corporation ("Mattson Delaware").

                                  WITNESSETH:

    WHEREAS, Mattson Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

    WHEREAS, Mattson California is a corporation duly organized and existing under the laws of the State of California;

    WHEREAS, on the date of this Merger Agreement, Mattson Delaware has authority to issue 1,000 shares of Common Stock, par value $.001 per share (the "Mattson Delaware Common Stock"), of which 100 shares are issued and outstanding and owned by Mattson California;

    WHEREAS, as of June 16, 1997, the record date of the 1997 Annual Meeting of Shareholders, Mattson California has authority to issue (i) 60,000,000 shares of
Common Stock (the "Mattson California Common Stock"), of which          shares
are issued and outstanding and (ii) 2,000,000 shares of undesignated Preferred Stock, of which no shares are issued and outstanding;

    WHEREAS, the respective Boards of Directors for Mattson Delaware and Mattson California have determined that, for the purpose of effecting the reincorporation of Mattson California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that Mattson California merge with and into Mattson Delaware upon the terms and conditions herein provided; and

    WHEREAS, the respective Boards of Directors of Mattson Delaware and Mattson California, the shareholders of Mattson California, and the sole stockholder of Mattson Delaware have adopted and approved this Merger Agreement;

    NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Mattson California and Mattson Delaware hereby agree to merge as follows:

    1. MERGER. Mattson California shall be merged with and into Mattson Delaware, and Mattson Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

    2. GOVERNING DOCUMENTS. The Certificate of Incorporation of Mattson Delaware shall be amended and restated as in the form attached hereto as Appendix A-1, and shall be the Certificate of Incorporation of the surviving corporation. The Bylaws of Mattson Delaware shall be amended and restated as in the form attached hereto as Appendix A-2 and shall be the Bylaws of the surviving corporation.

    3. DIRECTORS AND OFFICERS. The directors and officers of Mattson California shall become the directors and officers of Mattson Delaware upon the Effective Date.

    4. SUCCESSION. On the Effective Date, Mattson Delaware shall succeed to Mattson California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

    5. FURTHER ASSURANCES. From time to time, as and when required by Mattson Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Mattson California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Mattson Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Mattson California, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of Mattson Delaware are fully authorized in the name and on behalf of Mattson California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

    6. STOCK OF MATTSON CALIFORNIA. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of Mattson California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Mattson Delaware Common Stock.

    7. STOCK CERTIFICATES. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of Mattson California stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Mattson Delaware stock into which the shares of Mattson California stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Mattson Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Mattson Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Mattson Delaware stock evidenced by such outstanding certificate as above provided.

    8. OPTIONS. Upon the Effective Date, each outstanding option or other right to purchase shares of Mattson California stock, including those options granted under the 1989 Stock Option Plan (the "1989 Plan") and the 1994 Employee Stock Purchase Plan (the "Purchase Plan") of Mattson California, shall be converted into and become an option or right to purchase the same number of shares of Mattson Delaware stock at a price per share equal to the exercise price of the option or right to purchase Mattson California stock and upon the same terms and subject to the same conditions as set forth in the 1989 Plan and the Purchase Plan, respectively, and other agreements entered into by Mattson California pertaining to such options or rights. A number of shares of Mattson Delaware stock shall be reserved for purposes of such options and rights equal to the number of shares of Mattson California stock so reserved as of the Effective Date. As of the Effective Date, Mattson Delaware shall assume all obligations of Mattson California under agreements pertaining to such options and rights, including the 1989 Plan, and the outstanding options or other rights, or portions thereof, granted pursuant thereto.

    9. OTHER EMPLOYEE BENEFIT PLANS. As of the Effective Date, Mattson Delaware hereby assumes all obligations of Mattson California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

    10. OUTSTANDING COMMON STOCK OF MATTSON DELAWARE. Forthwith upon the Effective Date, the One Hundred (100) shares of Mattson Delaware Common Stock presently issued and outstanding in the name of Mattson California shall be canceled and retired and resume the status of authorized and unissued shares of Mattson Delaware Common Stock, and no shares of Mattson Delaware Common Stock or other securities of Mattson Delaware shall be issued in respect thereof.

    11. COVENANTS OF MATTSON DELAWARE. Mattson Delaware covenants and agrees that it will, on or before the Effective Date:

        a. Qualify to do business as a foreign corporation in the State of California, and in all other states in which Mattson California is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of Mattson Delaware. In connection therewith, Mattson Delaware shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder.

        b. File any and all documents with the California Franchise Tax Board necessary to the assumption by Mattson Delaware of all of the franchise tax liabilities of Mattson California.

    12. BOOK ENTRIES. As of the Effective Date, entries shall be made upon the books of Mattson Delaware in accordance with the following:

        a. The assets and liabilities of Mattson California shall be recorded at the amounts at which they were carried on the books of Mattson California immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the one hundred (100) shares of Mattson Delaware Common Stock presently issued and outstanding.

        b. There shall be credited to the capital stock of Mattson Delaware the aggregate amount of the par value of all shares of Mattson Delaware stock resulting from the conversion of the outstanding California Common Stock pursuant to the Merger.

        c. There shall be credited to the capital surplus account of Mattson Delaware the aggregate of the amounts shown in the capital stock and capital surplus accounts of Mattson California immediately prior to the Effective Date, less the amount credited to the common stock account of Mattson Delaware pursuant to Paragraph (b) above.

        d. There shall be credited to the retained earnings account of Mattson Delaware an amount equal to that carried in the retained earning account of Mattson California immediately prior to the Effective Date.

    13. CONDITIONS. It shall be a condition precedent to the consummation of the Merger and the other transactions contemplated by this Merger Agreement that
(i) the shares of Delaware Common Stock to be issued by Mattson Delaware shall, upon official notice of issuance, be listed on the Nasdaq National Market prior to or on the Effective Date and (ii) the shareholders of Mattson California approve the Merger.

    14. AMENDMENT. At any time before or after approval and adoption by the shareholders of Mattson California, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of Mattson Delaware and Mattson California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

    15. ABANDONMENT. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Mattson California or Mattson Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of Mattson Delaware and the shareholders of Mattson California.

    16. COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

    IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of Mattson California and Mattson Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

                                Mattson Technology, Inc., Delaware,
                                a Delaware corporation

                                By:
                                     -----------------------------------------
                                                   Brad Mattson,
                                                     PRESIDENT

ATTEST:

----------------------------------------
Richard Mora, SECRETARY

                                Mattson Technology, Inc., a California
                                corporation

                                By:
                                     -----------------------------------------
                                                   Brad Mattson,
                                                     PRESIDENT

ATTEST:

----------------------------------------
Richard Mora, SECRETARY

                                  APPENDIX A-1
                     RESTATED CERTIFICATE OF INCORPORATION
                     OF MATTSON TECHNOLOGY, INC., DELAWARE

FIRST:                     The name of the Corporation is Mattson Technology, Inc. (hereinafter sometimes referred to as the "Corporation").

SECOND:                    The address of the registered office of the Corporation in the State of Delaware is
                           Incorporating Services, Ltd., 15 East North Street, in the City of Dover, County of Kent.
                           The name of the registered agent at that address is Incorporating Services, Ltd.

THIRD:                     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:

                A.         The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixty-Two Million Shares (62,000,000) consisting of:

                           1.  Sixty Million (60,000,000) shares of Common Stock, par value one-tenth of one cent
                               ($.001) per share (the "Common Stock"); and

                           2.  Two Million (2,000,000) shares of Preferred Stock, par value one-tenth of one cent
                               ($.001) per share (the "Preferred Stock").

                B.         The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred
                           Stock.

FIFTH:                     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                A.         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation,
                           the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

                B.         The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                C.         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                     A-1-1

                D.         Special meetings of stockholders of the Corporation may be called only by either the Board of Directors, the Chairman of the Board of Directors or the President and Chief Executive
                           Officer.

SIXTH:          A.         The number of directors shall initially be five (5) and thereafter shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the
                           Board for adoption). Upon the effective date of the merger of Mattson Technology, Inc., a
                           California corporation with and into the Corporation (the "Effective Date") the directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of the stockholders following the Effective Date, the term of office of the second class to expire at the second annual meeting of stockholders held following the Effective Date, the term of office of the third class to expire at the third annual meeting of stockholders following the Effective Date, and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election.
                           All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

                B.         Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

                C.         Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SEVENTH:                   The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the
                           Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the
                           Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                     A-1-2

EIGHTH:                    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General
                           Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                           If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the
                           Delaware General Corporation Law, as so amended.

                           Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:                     The Corporation reserves the right to amend or repeal any provision contained in this
                           Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation;
                           PROVIDED, HOWEVER, that, notwithstanding any other provision of this Certificate of
                           Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this
                           Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this
                           Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

                                     A-1-3

                                  APPENDIX A-2
                       BYLAWS OF MATTSON TECHNOLOGY, INC.

ARTICLE 1.  STOCKHOLDERS

    1.1 PLACE OF MEETINGS. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President and Chief Executive Officer or, if not so designated, at the registered office of the corporation.

    1.2 ANNUAL MEETING. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors or the President and Chief Executive Officer at the time and place to be fixed by the Board of Directors or the President and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

    1.3 SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

    1.4 NOTICE OF MEETINGS. Written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation). The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

    1.5. VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. This list shall preemptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

    1.6. QUORUM. Except as otherwise provided by law or these Bylaws, the holders of a majority of the shares of the capital stock of the corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

    If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

    1.7 ADJOURNMENTS. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the holders of a majority

                                     A-2-1
of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

    1.8 VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law. Each stockholder of record entitled to vote at a meeting of stockholders, may vote in person or may authorize any other person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent or by a transmission permitted by law and delivered to the Secretary of the corporation. No stockholder may authorize more than one proxy for his shares. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.

    1.9 ACTION AT MEETING. When a quorum is present at any meeting, any election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and all other matters shall be determined by a majority of the votes cast affirmatively or negatively on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of each such class present or represented and voting affirmatively or negatively on the matter) shall decide such matter, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

    All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

    1.10. NOTICE OF STOCKHOLDER BUSINESS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or
(iii) properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's (or the Corporation's

                                     A-2-2
predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced.

    A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

    1.11 CONDUCT OF BUSINESS. At every meeting of the stockholders, the Chairman of the Board, if there is such an officer, or if not, the person appointed by the Board of Directors, shall act as Chairman. The Secretary of the corporation or a person designated by the Chairman of the meeting shall act as Secretary of the meeting. Unless otherwise approved by the Chairman of the meeting, attendance at the stockholders' meeting is restricted to stockholders of record, persons authorized in accordance with Section 1.8 of these Bylaws to act by proxy, and officers of the corporation.

    The Chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

    The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11 and
Section 1.10 above. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section
1.11 and Section 1.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    1.12. NO STOCKHOLDER ACTION WITHOUT MEETING. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE 2.  BOARD OF DIRECTORS

    2.1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

    2.2. NUMBER AND TERM OF OFFICE. The number of directors shall initially be five (5) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a

                                     A-2-3
majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Upon the effective date of the Agreement and Plan of Merger between the Corporation and Mattson Technology, Inc., a California corporation (the "Effective Date"), the directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders held after the Effective Date; the term of office of the second class to expire at the second annual meeting of stockholders held after the Effective Date; the term of office of the third class to expire at the third annual meeting of stockholders held after the Effective Date; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

    2.3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    2.4. RESIGNATION. Any director may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

    2.5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

    2.6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, the President and Chief Executive Officer, two or more directors, or by one director in the event that there is only a single director in office.

    2.7. NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone or electronic voice message system at least 24 hours in advance of the meeting,
(ii) by sending a telegram, telecopy or telex, or delivering written notice by hand, to his last known business or home address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least three (3) day in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

    2.8. PARTICIPATION IN MEETINGS BY TELEPHONE CONFERENCE CALLS. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

    2.9. QUORUM. A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board of Directors. In the event one or more of the directors shall be disqualified to

                                     A-2-4
vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.

    2.10. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

    2.11. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing. Any such written consents shall be filed with the minutes of proceedings of the Board or committee.

    2.12. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

    2.13. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

    2.14. COMPENSATION OF DIRECTORS. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to the determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

    2.15. NOMINATION OF DIRECTOR CANDIDATES. Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's (or the Corporation's predecessor's) proxy statement

                                     A-2-5
was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

    In the event that a person is validly designated as a nominee in accordance with this Section 2.15 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this
Section 2.15 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

    If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this Section 2.15, such nomination shall be void; provided, however, that nothing in this Section 2.15 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.

ARTICLE 3.  OFFICERS

    3.1. ENUMERATION. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board, and one or more Vice Presidents and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

    3.2. ELECTION. Officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Officers may be appointed by the Board of Directors at any other meeting.

    3.3. QUALIFICATION. No officer need be a stockholder. Any two or more offices may be held by the same person.

    3.4. TENURE. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote appointing him, or until his earlier death, resignation or removal.

                                     A-2-6

    3.5. RESIGNATION AND REMOVAL. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by the Board of Directors.

    3.6. CHAIRMAN OF THE BOARD. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders, and, if he is a director, at all meetings of the Board of Directors.

    3.7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. The Chief Executive Officer shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. He or she shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board.

    3.8. PRESIDENT. Should there exist an office of President which is held by a person other than the Chief Executive Officer and which differs from the office of Chief Executive Officer, the President shall have the responsibilities delegated to him or her by the Board of Directors.

    3.9. VICE PRESIDENTS. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing shall have at the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

    3.10. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

    Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

    In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

    3.11. CHIEF FINANCIAL OFFICER. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer. In addition, the Chief Financial Officer shall perform such duties and have such powers

                                     A-2-7
as are incident to the office of chief financial officer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the corporation, to maintain the financial records of the Corporation, to deposit funds of the corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the corporation.

    3.12. SALARIES. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

    3.13. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE 4.  CAPITAL STOCK

    4.1. ISSUANCE OF STOCK. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

    4.2. CERTIFICATES OF STOCK. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Chief Financial Officer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

    Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

    4.3. TRANSFERS. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by the Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

    4.4. LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation may issue a new certificate of stock in place of any previously saved certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

    4.5. RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change,

                                     A-2-8
concession or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

    If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE 5.  GENERAL PROVISIONS

    5.1. FISCAL YEAR. The fiscal year of the corporation shall be as fixed by the Board of Directors.

    5.2. CORPORATE SEAL. The corporate seal shall be in such form as shall be approved by the Board of Directors.

    5.3. WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telecopy, telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

    5.4. ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Except as the Board of Directors may otherwise designate, the President or any officer of the corporation authorized by the President shall have the power to vote and otherwise act on behalf of the corporation, in person or proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this corporation and otherwise to exercise any and all rights and powers which this corporation may possess by reason of this corporation's ownership of securities in such other corporation or other organization.

    5.5. EVIDENCE OF AUTHORITY. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

    5.6. CERTIFICATE OF INCORPORATION. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

    5.7. SEVERABILITY. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

    5.8. PRONOUNS. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

    5.9. NOTICES. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in

                                     A-2-9
every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram, telecopy or commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or the time such notice is dispatched, if delivered through the mails or be telegram or mailgram.

    5.10. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

    5.11. TIME PERIODS. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

    5.12. FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE 6.  AMENDMENTS

    6.1. BY THE BOARD OF DIRECTORS. Except as is otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

    6.2. BY THE STOCKHOLDERS. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at sixty-six and two-thirds percent
(66 2/3%) of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any annual meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

ARTICLE 7.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    7.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 7.2 of this Article 7, the Corporation

                                     A-2-10
shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law, or (d) the action, suit or proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under
Section 145 of the Delaware General Corporation Law. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, unless the Delaware General Corporation Law then so prohibits, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation. service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

    7.2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 7.1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other then an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

    7.3. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

    7.4. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person in Sections 7.1 and 7.2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    7.5. INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article 7.

    7.6. INSURANCE. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another

                                     A-2-11
corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    7.7. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article 7 by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

                                     A-2-12

                                   APPENDIX B
                              INDEMNITY AGREEMENT

    This Indemnity Agreement, dated as of               , 199 , is made by and
between Mattson Technology, Inc., a Delaware corporation (the "Company"), and
              (the "Indemnitee").

                                    RECITALS

    A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors, officers or agents of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors, officers and other agents.

    B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors, officers and agents with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

    C. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors, officers and other agents.

    D. The Company believes that it is unfair for its directors, officers and agents and the directors, officers and agents of its subsidiaries to assume the risk of huge judgments and other expenses which may occur in cases in which the director, officer or agent received no personal profit and in cases where the director, officer or agent was not culpable.

    E. The Company recognizes that the issues in controversy in litigation against a director, officer or agent of a corporation such as the Company or its subsidiaries are often related to the knowledge, motives and intent of such director, officer or agent, that he is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters, and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director, officer or agent can reasonably recall such matters; and may extend beyond the normal time for retirement for such director, officer or agent with the result that he, after retirement or in the event of his death, his spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director, officer or agent from serving in that position.

    F. Based upon their experience as business managers, the Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as directors, officers and agents of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its directors, officers and agents and the directors, officers and agents of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such directors, officers and agents in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company's stockholders.

    G. Section 145 of the General Corporation Law of Delaware, under which the Company is organized ("Section 145"), empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive.

    H. The Company desires and has requested the Indemnitee to serve or continue to serve as a director, officer or agent of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company.

    I. Indemnitee is willing to serve, or to continue to serve, the Company and/or one or more subsidiaries of the Company, provided that he is furnished the indemnity provided for herein.

                                   AGREEMENT

    NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  DEFINITIONS.

        (a) AGENT. For the purposes of this Agreement, "agent" of the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

        (b) EXPENSES. For purposes of this Agreement, "expenses" include all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement or Section 145 or otherwise; provided, however, that "expenses" shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a proceeding.

        (c) PROCEEDING. For the purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, or investigative.

        (d) SUBSIDIARY. For purposes of this Agreement, "subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

    2. AGREEMENT TO SERVE. The Indemnitee agrees to serve and/or continue to serve as agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of the Company, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.

    3.  LIABILITY INSURANCE.

        (a) MAINTENANCE OF D&O INSURANCE. The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

        (b) RIGHTS AND BENEFITS. In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the Indemnitee is a director; or of the Company's officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if the Indemnitee is not a director or officer but is a key employee.

        (c)  LIMITATION ON REQUIRED MAINTENANCE OF D&O
    INSURANCE. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

    4. MANDATORY INDEMNIFICATION. Subject to Section 9 below, the Company shall indemnify the Indemnitee as follows:

        (a) SUCCESSFUL DEFENSE. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding (including, without limitation, an action by or in the right of the Company) to which the Indemnitee was a party by reason of the fact that he is or was an Agent of the Company at any time, against all expenses of any type whatsoever actually and reasonably incurred by him in connection with the investigation, defense or appeal of such proceeding.

        (b) THIRD PARTY ACTIONS. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        (c) DERIVATIVE ACTIONS. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement, or appeal of such proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders; except that no indemnification under this subsection 4(c) shall be made in respect to any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper.

        (d) ACTIONS WHERE INDEMNITEE IS DECEASED. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, and if prior to, during the pendency of after completion of such proceeding Indemnitee becomes deceased, the Company shall indemnify the Indemnitee's heirs, executors and administrators against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred to the extent Indemnitee would have been entitled to indemnification pursuant to Sections 4(a), 4(b), or 4(c) above were Indemnitee still alive.

        (e) Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) for which payment is actually made to or on behalf of Indemnitee under a valid and collectible insurance policy of D&O Insurance, or under a valid and enforceable indemnity clause, by-law or agreement.

    5. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a proceeding, but not entitled, however, to indemnification for all of the total amount hereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion hereof to which the Indemnitee is not entitled.

    6. MANDATORY ADVANCEMENT OF EXPENSES. Subject to Section 8(a) below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company.

    7.  NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

        (a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

        (b) If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

        (c) In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in any such proceeding at the Indemnitee's expense; and
    (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

    8. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

        (a) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of Delaware or (iv) the proceeding is brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145.

        (b) LACK OF GOOD FAITH. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

        (c) UNAUTHORIZED SETTLEMENTS. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld.

    9. NON-EXCLUSIVITY. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's stockholders or disinterested directors, other agreements, or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

    10. ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof, provided that the required undertaking has been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 8 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its stockholders) that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

    11. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

    12.  SURVIVAL OF RIGHTS.

        (a) All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein.

        (b) The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

    13. INTERPRETATION OF AGREEMENT. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law including those circumstances in which indemnification would otherwise be discretionary.

    14. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

    15. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

    16. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

    17. GOVERNING LAW. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

    The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

                                          THE COMPANY:

                                          MATTSON TECHNOLOGY, INC.

                                    By  ________________________________________

                                  Title  _______________________________________

                                          Address:
                                          ___________________________________
                                             ___________________________________

                                          INDEMNITEE:

                                          [Indemnitee's Printed Name]

                                          Address:
                                          ___________________________________
                                             ___________________________________

                               PRELIMINARY COPY
                                   PROXY
                           MATTSON TECHNOLOGY, INC.
              3550 West Warren Avenue, Fremont, California 94538

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned hereby appoints Brad Mattson and Richard S. Mora (the "Proxies"), and each of them, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of Mattson Technology, Inc. (the "Company") held of record by the undersigned on June 16, 1997, at the Annual Meeting of Shareholders to be held on July 24, 1997 or any adjournment thereof.

    1. ELECTION OF DIRECTORS

       / / FOR all nominees listed below           / / WITHHOLD AUTHORITY
           (except as marked to the contrary           to vote for all nominees
           below)                                      listed below

           INSTRUCTION:  To withhold authority to vote for any individual nominee strike a line through the nominee's name below.

                          Brad Mattson
                          John C. Savage
                          Kenneth G. Smith
                          Stephen J. Ciesinski
                          Shigeru Nakayama

    2. To approve an amendment and restatement of the Company's 1989 Stock Option Plan with an increase in the number of shares reserved for issuance thereunder by 300,000 shares.

            / / FOR                 / / AGAINST                 / / ABSTAIN

    3. To approve an increase in the number of shares reserved for issuance under the Company's 1994 Employee Stock Purchase Plan by 400,000 shares.

            / / FOR                 / / AGAINST                 / / ABSTAIN

    4. To approve the reincorporation of the Company in the State of Delaware and other related changes to the rights of shareholders.

            / / FOR                 / / AGAINST                 / / ABSTAIN

    5. To ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending December 31, 1997.

            / / FOR                 / / AGAINST                 / / ABSTAIN

    6. To transact such other business as may properly come before the meeting.

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.

    Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     Dated: ______________________________1997


                                     -----------------------------------------
                                                    Signature


                                     -----------------------------------------
                                               Signature if held jointly

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.